“

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

SCHEDULE 14A

(Rule 14a - 101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

_________________________

Filed by the registrant ☒ Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under § 240.14a-12

COMSTOCK RESOURCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

COMSTOCK RESOURCES, INC.

Notice of 2025 Annual Meeting of Stockholders

and Proxy Statement

Please Complete, Sign, Date And Return Your Proxy Promptly

June 3, 2025 10:00 A.M. Comstock Resources, Inc. Corporate Headquarters 5300 Town and Country Blvd. Suite 300 Frisco, Texas 75034

April 22, 2025

To the Stockholders of Comstock Resources, Inc.:

We are pleased to invite you to attend the Annual Meeting of Stockholders of Comstock Resources, Inc. The meeting will be held at 10:00 a.m., local time, on June 3, 2025, at the Company's headquarters at 5300 Town and Country Blvd., 3rd Floor, in Frisco, Texas. Our Board of Directors and management look forward to greeting those of you who are able to attend in person.

At this year's Annual Meeting, you will be asked to vote on items more fully addressed in our Notice of Annual Meeting of Stockholders and Proxy Statement, including:

•
Proposal 1: To elect five director nominees to our Board of Directors;
•
Proposal 2: To approve an amendment to the 2019 Long-term Incentive Plan; and
•
Proposal 3: To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for 2025.

Approval of Proposals 1, 2 and 3 are not conditioned on the approval of any other proposals.

Whether or not you expect to attend the Annual Meeting, please submit your proxy or voting instructions as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, please vote your shares by internet, by telephone, or, if you received our proxy materials by mail, by returning the accompanying proxy card, as soon as possible so that your shares will be voted at the meeting. Instructions on how to vote can be found in our proxy statement.

On behalf of the Board of Directors and management, thank you for your cooperation and continued support.

Sincerely,

M. Jay Allison
Chairman of the Board and
Chief Executive Officer

COMSTOCK RESOURCES, INC.

Notice of Annual Meeting of Stockholders

June 3, 2025

10:00 a.m. Central Time

Location:	Company Headquarters 5300 Town and Country Blvd., 3rd Floor Frisco, Texas 75034

ITEMS OF BUSINESS

1.
To elect five director nominees to our Board of Directors.
2.
To approve an amendment to the 2019 Long-term Incentive Plan.
3.
To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for 2025.

Approval of Proposals 1, 2 and 3 are not conditioned on the approval of any other proposals.

RECORD DATE

If you were a holder of record of the common stock of the Company at the close of business on April 7, 2025 (the "Record Date"), you are entitled to notice of, and to vote at, this year's Annual Meeting of Stockholders ("Annual Meeting").

ANNUAL REPORT

Our Annual Report to Stockholders for the year ended December 31, 2024, which is not a part of the proxy solicitation materials, is available on our website at www.comstockresources.com. If you received a printed copy of the proxy materials, a printed Annual Report was enclosed.

PROXY VOTING

Stockholders of record may vote in person at the Annual Meeting, but may also appoint proxies to vote their shares in one of three ways, by:

• Telephone	• Mail	• Internet

If your shares are held by a bank, broker or other holder of record, you may appoint proxies to vote your shares on your behalf as instructed by that bank, broker or other holder of record. If your shares are held by any such person or entity, you may obtain a proxy from that entity and bring it with you to hand in with your ballot in order to be able to vote your shares at the meeting.

This proxy statement is first being distributed on or about April 22, 2025 to holders of our common stock.

Any proxy may be revoked at any time before it is exercised at the Annual Meeting.

By Order of the Board of Directors,

Roland O. Burns
Secretary

Proxy Summary

This summary is included to provide an introduction and overview of the information contained in the proxy statement and may not contain all the information important to you. This is a summary only and does not contain all of the information we have included in the proxy statement. You should refer to the entire proxy statement that follows for more information about Comstock Resources, Inc. ("Comstock" or the "Company", "our", "we", or "us") and the proposals you are being asked to consider.

2024 Overview and Performance

Our 2024 accomplishments included the following:

•
Successfully navigated the 2024 low gas price environment by:
▪
Substantially reducing capital spending in 2024 by releasing two operated rigs and one frac spread;
▪
Suspending quarterly dividend to conserve cash flow;
▪
Increasing hedging program to realize a 20% increase in our 2024 natural gas price and to safeguard 50% of our 2025 and 2026 expected production;
▪
Raising $100.5 million through an equity private placement; and
▪
Enhancing liquidity with $400 million senior notes offering.
•
More than doubled our Western Haynesville footprint by adding 265,000 net acres at a cost of $401 per acre.
•
Continued to prove up the Western Haynesville:
▪
Successfully turned eleven Western Haynesville wells to sales with an average per well initial production rate of 38 MMcf per day; and
▪
Substantially reduced drilling and completion costs in the new play.
•
Produced solid drilling results and reserve growth in a low activity year:
▪
Drilled 50 (42.9 net) successful operated Haynesville/Bossier wells in 2024 with strong IP rates of 26 MMcf per day on average; and
▪
Replaced 170% of 2024 production and drove 6% reserve growth with 899 Bcfe of drilling related proved reserve additions achieving an overall finding cost of $1.00 per Mcfe.
•
Led our industry peers during 2024 in total shareholder return.

Proposals for Stockholder Action

Below is a summary of the proposals on which you are being asked to vote on. Please review the complete information regarding these proposals included in the proxy statement.

Election of Directors (Proposal 1 – Page 8)

You will find important information about the qualifications and experience of each of the five director nominees that you are being asked to re-elect under Proposal 1 beginning on page 8 of the proxy statement. The corporate governance/nominating committee, in its annual review of director nominees, has determined that our nominees have the skills, experience and qualifications necessary to effectively oversee the management of the Company, and that they have integrity, proven leadership and a commitment to the financial and strategic success of the Company.

To approve an Amendment to the 2019 Long-term Incentive Plan (Proposal 2 – Page 18)

You are being asked to approve an amendment to the 2019 Long-Term Incentive Plan (the "2019 Plan"), including an increase in the number of shares available for issuance under the 2019 Plan by 10,000,000 shares and an extension of the term of the 2019 Plan through April 6, 2035. You will find important information about the 2019 Plan and the proposed amendment in Proposal 2 beginning on page 18 of this proxy statement.

Appointment of Independent Registered Public Accountants (Proposal 3 – Page 26)

Ernst & Young LLP has served as our independent registered public accountants since 2003. You are being asked to ratify the appointment by the audit committee of Ernst & Young as our independent registered public accountants for 2025.

Recommendations of the Board of Directors Regarding the Proposals

Our Board of Directors unanimously recommends that you vote:

1.
FOR each of the five director nominees named in the proxy statement;
2.
FOR approving an amendment to the 2019 Long-term Incentive Plan; and
3.
FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for 2025.

Communicating with the Board of Directors

Any interested party can communicate with our Board of Directors, any individual director or a group of directors by sending a letter addressed to the Board of Directors as a whole, to the individual director or to a group of directors, c/o Corporate Secretary, 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034. All appropriate communications received at this address will be sent directly to the Board or to the particular director.

Governance Documents

Governance documents, including the Corporate Governance Guidelines, the charters of the committees of our Board of Directors, the Code of Ethics for Senior Financial Officers, and the Code of Business Conduct and Ethics, can be found in the "Corporate Governance" section of our website: www.comstockresources.com. Please note that documents and information on our website are not incorporated herein by reference. These documents may also be obtained in print at no cost by writing to the Corporate Secretary, 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034.

Information Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 3, 2025

Our 2025 Proxy Statement and 2024 Annual Report are available free of charge on our website at: www.comstockresources.com.

COMSTOCK RESOURCES, INC.

Proxy Statement for the Annual Meeting of Stockholders

to be held June 3, 2025

In accordance with the rules of the Securities and Exchange Commission ("SEC"), we are furnishing our proxy materials (proxy statement for this Annual Meeting, the proxy card and the 2024 Annual Report to Stockholders) by providing access to these materials on the Internet in lieu of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner.

A Notice of Meeting and Internet Availability of Proxy Materials (the "Notice") will be mailed to stockholders on or about April 22, 2025. We are providing the Notice in lieu of mailing the printed proxy materials to instruct stockholders as to how they may: (1) access and review the proxy materials on the Internet; (2) submit their proxy; and (3) receive printed proxy materials.

Stockholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis at no charge by following the instructions in the Notice. A request to receive proxy materials in printed form by mail or by e-mail will remain in effect until such time as the submitting stockholder elects to terminate it.

Questions and Answers about the Annual Meeting and Voting

Why am I receiving these materials?

A Notice of Annual Meeting of Stockholders or Notice Regarding the Availability of Proxy Materials has been provided to you because you are a Comstock stockholder of record and because the Board is soliciting your proxy to vote your shares at the Annual Meeting. Brokers, banks and other record holders will be sending a similar Notice to all beneficial owners of stock who hold their shares through such broker, bank or record holder. All record and beneficial stockholders will have the ability to access the proxy materials on the website referred to in the Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice on the cover page of this proxy statement. We will also transact any other business as may properly come before the Annual Meeting or any adjournment thereof.

When and where is the Annual Meeting?

The Annual Meeting will be held at 10:00 a.m., local time, on June 3, 2025 at the Company's headquarters at 5300 Town and Country Blvd., 3rd Floor, in Frisco, Texas.

We currently intend to hold our Annual Meeting in person. Any change will be announced with a press release and on our website, as well as by filing additional proxy materials with the Securities and Exchange Commission.

Where can I find more information about proxy voting?

The SEC has created an educational website where you can learn more about proxy voting: www.sec.gov/spotlight/proxymatters.shtml.

Who is soliciting my proxy?

Our Board is soliciting your proxy to vote on all matters scheduled to come before the Annual Meeting of Stockholders, whether or not you attend in person. By completing and returning the proxy card or voting instruction card, or by casting your vote via telephone or the internet, you are authorizing the proxy holders to vote your shares at our Annual Meeting as you have instructed. All costs of the solicitation will be borne by the Company.

What happens if additional matters are presented at the Annual Meeting?

If another proposal is properly presented for consideration at the Annual Meeting, the persons named in the Proxy Card will vote as recommended by the Board or, if no recommendation is given, these persons will exercise their discretion in voting on the proposal.

Who is entitled to vote at the Annual Meeting?

Owners of shares of common stock of the Company at the close of business on April 7, 2025 (the "Record Date") are entitled to vote at and participate in the Annual Meeting.

What are the voting rights of holders of common stock?

Each outstanding share of common stock will be entitled to one vote on each matter to come before the Annual Meeting.

How can shares be voted?

Shares of common stock can be voted in person at the Annual Meeting or they can be voted by proxy or voting instructions can be given, in one of three ways, by:

• Telephone	• Mail	• Internet

The instructions for each are on the Proxy Card, in the Notice, or on the voting form enclosed with the proxy from the bank, broker or other holder of record. If your shares are held by any such person or entity, you may obtain a proxy from that entity and bring it with you to hand in with your ballot in order to be able to vote your shares at the Annual Meeting.

What vote is required for approval?
•
With regard to Proposal 1 (election of directors): the affirmative vote of the majority of the votes cast at the Annual Meeting is required by our Bylaws for the election of a director.
•
With regard to Proposal 2 (approving an amendment to the 2019 Long-term Incentive Plan): the affirmative vote of the majority of shares of common stock of the Company represented at the Annual Meeting and entitled to vote is required.
•
With regard to Proposal 3 (ratification of our independent registered public accountants): the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote is required.

Why is the Board recommending approval of each of the Proposals?

The Board is recommending approval of each of the director candidates under Proposal 1 for the reasons discussed under the section "Director Nominees." The Board is recommending approval of an amendment to the 2019 Long-term Incentive Plan under Proposal 2 for the reasons discussed under that section. The Board is recommending the ratification of the appointment of our independent registered public accountants under Proposal 3 to confirm the stockholder approval of the appointment.

For these reasons, our Board has unanimously recommended that our stockholders approve each of the proposals.

Are the proposals conditioned on one another?

Approval of Proposals 1, 2 and 3 are not conditioned on the approval of any other proposals.

How will votes be counted?

For shares held in your own name, votes will be counted as directed, except when no choice for any particular matter is made. In that case, and only for the matter for which no choice is indicated, the shares will be voted as recommended by the Board. For shares held indirectly through a bank, broker or other holder of record (i.e., in "street name"), unless you give your broker, bank or other holder of record specific instructions, your shares will not be voted on any of the proposals other than Proposal 3.

Under the New York Stock Exchange ("NYSE") rules that govern all voting by brokers of shares held in street name, brokers have the discretion to vote these shares only on routine matters, but not on non-routine matters, as defined by those rules. The only matter that will be voted on that is considered routine under these rules is Proposal 3 (the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accountants for 2025). Proposals 1 and 2 are considered non-routine, and as such brokers do not have discretion to vote on these proposals.

What is a broker non-vote and what is the effect of a broker non-vote?

A "broker non-vote" occurs when a stockholder who holds shares indirectly does not give instructions to the holder of record on how the stockholder wants his or her shares voted, but the holder of record exercises its discretionary authority under the rules of the NYSE to vote on one or more, but not all, of the proposals. In such a case, a "broker non-vote" occurs with respect to the proposals not voted on. Shares represented by "broker non-votes" will, however, be counted in determining whether a quorum is present.

In the absence of instructions from the stockholder, the holder of record may only exercise its discretionary authority and vote the shares it holds as a holder of record on Proposal 3 (ratification of the appointment of the Company's independent registered public accountants), and does not have the discretionary authority to vote on either of proposals 1 and 2.

Therefore, if you are a "street-name" holder, your shares will not be voted on any proposal for which you do not give your broker, bank or other holder of record instructions on how to vote other than on Proposal 3.

Broker non-votes will have the effect of a negative vote for Proposal 2. Broker non-votes will not affect the voting for the other Proposals.

What is an abstention and what is the effect of an abstention?

If you do not desire to vote on any proposal or have your shares voted as provided for in the preceding answer, you may abstain from voting by marking the appropriate space on the Proxy Card or by following the telephone or Internet instructions. Shares voted as abstaining will be counted as present for the purpose of establishing a quorum and for the purpose of determining the number of votes needed for approval of the proposals before the Annual Meeting.

Abstentions will have the effect of a negative vote for Proposals 2 and 3.

What constitutes a quorum?

The presence at the Annual Meeting of the holders of a majority of the shares of the common stock outstanding on the Record Date, in person or by proxy, will constitute a quorum, permitting business to be conducted at the Annual Meeting. As of the Record Date, 292,917,808 shares of common stock were outstanding. Therefore, the presence of the holders of common stock representing at least 146,458,904 votes will be required to establish a quorum.

What shares will be considered "present" at the Annual Meeting?

The shares voted at the Annual Meeting, shares properly voted by Internet or telephone, and shares for which properly signed Proxy Cards have been returned will be counted as "present" for purposes of establishing a quorum. Proxies containing instructions to abstain on one or more matters, those voted on one or more matters and those containing broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting.

How can a proxy be revoked?

You can revoke a proxy at any time prior to a vote at the Annual Meeting by:

•
notifying the Corporate Secretary of the Company in writing;
•
delivering a subsequent proxy; or
•
subsequent vote by Internet or telephone.

Shares held indirectly in the name of a bank, broker or other holder of record may be revoked pursuant to the instructions provided by such person or entity.

Who will count the votes?

The Company has hired a third party, BetaNXT Inc., to determine whether or not a quorum is present at the Annual Meeting and to tabulate votes cast.

Where can I find the results of the voting?

The voting results will be announced at the Annual Meeting and filed on a Form 8-K with the SEC within four business days of the Annual Meeting.

Who can help answer my questions?

If you have any questions about the Proposals, need additional copies of this proxy statement or the enclosed proxy card, or require assistance in voting your shares, you should contact our Corporate Secretary, as follows:

Mr. Roland O. Burns,

Corporate Secretary

Comstock Resources, Inc.

5300 Town and Country Blvd.

Suite 500

Frisco, TX 75034

Please call: 972-668-8800

Voting Securities and Principal Holders

Security Ownership of Certain Beneficial Owners and Management

Ownership of our common stock is shown in terms of "beneficial ownership." Generally, a person "beneficially owns" shares if he or she has either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares. The percentages shown in this proxy statement reflect the stockholder's beneficially owned shares as a percentage of the total number of shares of our common stock outstanding on April 7, 2025 (292,917,808 shares) plus the number of unissued shares that such owner has the right to acquire on or before April 7, 2025. Except as otherwise indicated, we believe each beneficial owner named below has sole voting and sole dispositive power with respect to all shares beneficially owned. The following table lists the stockholders (other than our directors and executive officers) known to have been the beneficial owners of more than 5% of our common stock as of April 7, 2025:

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Arkoma Drilling, L.P. Williston Drilling, L.P. JWJ BES, LLC One Cowboys Way, Frisco, Texas 75034	208,300,084 (1)	71.1%
BlackRock, Inc. 50 Hudson Yards, New York, New York 10001	14,654,012 (2)	5.0%
(1)
Blue Star Exploration Company is the sole general partner of each of Arkoma Drilling, L.P., Williston Drilling, L.P. and JWJ BES, LLC. Jerral W. Jones is a director and sole shareholder of Blue Star Exploration Company. Information regarding the number of shares beneficially owned is based on information contained in Form 4 and Schedule 13D filings with the SEC, which consists of (i) 146,950,577 shares of common stock held by Arkoma Drilling, L.P., (ii) 47,870,852 shares of common stock held by Williston Drilling, L.P and (iii) 13,478,655 shares of common stock held by JWJ BES, LLC.
(2)
Information regarding the number of shares beneficially owned is based on information contained in Schedule 13G filed on February 4, 2025.

The following table sets forth information as of April 7, 2025 concerning beneficial ownership information for our directors, nominees for director and executive officers:

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
M. Jay Allison Chairman of the Board of Directors and Chief Executive Officer	2,584,251	*
Roland O. Burns Director, President, Chief Financial Officer and Secretary	1,362,658	*
Brian C. Claunch Vice President of Financial Reporting	85,255	*
Elizabeth B. Davis, PhD Director	110,357	*
Morris E. Foster Director	208,357	*
Daniel S. Harrison Chief Operating Officer	754,430	*
Patrick H. McGough Vice President of Operations	217,737	*
Ronald E. Mills Vice President of Finance and Investor Relations	127,654	*
Clifford D. Newell Vice President of Corporate Development and Chief Commercial Officer	93,339	*
Daniel K. Presley Vice President of Accounting	249,920	*
LaRae L. Sanders Vice President of Land	236,630	*
Jim L. Turner Director	313,053	*
All Executive Officers and Directors as a Group (12 Persons)	6,343,641	2.2%
*
Indicates less than one percent.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as beneficial owners of more than 10% of our common stock, to file reports with the SEC regarding their ownership of our securities and changes thereto. We assist our directors and executive officers by preparing the forms for filing and filing those reports on their behalf. Based solely on our review of those reports and related written representations, we believe all such filing requirements applicable to our directors and executive officers were timely met during 2024, except the Form 4 for Elizabeth Davis, which was filed late on January 31, 2025 reporting one transaction with respect to an open market purchase on September 9, 2022.

PROPOSAL 1	TO ELECT FIVE DIRECTOR NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS

The Company nominates each of its current directors for re-election, in each case, to serve a term of one year beginning at the Annual Meeting and until their successors are duly elected and qualified.

Our Board presently consists of five members, all of whom are elected to serve one-year terms, expiring at the Annual Meeting.

Under this Proposal 1, the Board has nominated M. Jay Allison, Roland O. Burns, Elizabeth B. Davis, Morris E. Foster, and Jim L. Turner.

If you do not vote for a particular nominee on your Proxy Card, your vote will not count either "for" or "against" the nominee. In an uncontested election, such as this one, any nominee for director who has a majority of votes cast "withheld" from his or her election will be required to promptly tender his or her resignation to the Board. The corporate governance/nominating committee will consider the tendered resignation and recommend to the Board whether to accept or reject the resignation. The Board will act on the committee's recommendation and publicly disclose its decision. Any director who tenders his or her resignation will not participate in the committee's recommendation or the board action regarding whether to accept or reject the tendered resignation. Any vacancies on the Board may be filled in accordance with our governing documents.

Information about our current directors, who are also the nominees for director, appears below under the heading "Director Nominees."

The Board recommends that stockholders vote "FOR" the election of each of the director nominees.

Selection Criteria and Qualifications of Director Candidates

Director Selection Process

The Board is presently set at nine members, and Arkoma Drilling, L.P. and Williston Drilling, L.P. (the "Jones Partnerships") have the right to designate five of the nine members to the Board (the "Jones Designees"). If the aggregate interest held by the Jones Partnerships (together with any affiliates) falls below 50% of the outstanding common stock of the Company (on a fully diluted basis), the Company and the Board are only required to nominate and recommend four Jones Designees. If the aggregate interest held by the Jones Partnerships (together with any affiliates) falls below 35% of the outstanding common stock of the Company (on a fully diluted basis), the Company and the Board are only required to nominate and recommend two Jones Designees. If the aggregate interest held by the Jones Partnerships (together with any affiliates) falls below 15% of the outstanding common stock of the Company (on a fully diluted basis), the Company and the Board will have no further obligation to nominate and recommend any Jones Designees to the Board. All of the director nominees are current Jones Designees, and there are four vacancies on the Board.

As a result of the ownership by the Jones Partnerships of over 50% of our outstanding common stock, we are a "controlled company" pursuant to the NYSE corporate governance standards. Under the NYSE rules, a company in which more than 50% of the voting power is held by an individual, group or another company is a "controlled company" and may elect to not comply with certain NYSE corporate governance requirements, including the requirement that a majority of the board of directors consist of independent directors, the requirement that we have a nominating and corporate governance committee comprised entirely of independent directors with a written charter addressing the committee's purpose and responsibilities, and the requirement that we have a compensation committee comprised entirely of independent directors with a written charter addressing the committee's purpose and responsibilities. At this time we have elected not to utilize any of these exemptions, and our Board has determined that all of our non-management directors, and all the members of our corporate governance/nominating, compensation and audit committees are independent directors under the applicable NYSE rules. We may elect to utilize any or all of these exemptions in the future.

The nominating functions of the Board are handled by the corporate governance/nominating committee pursuant to its charter. In evaluating nominees for membership on the Board, the corporate governance/nominating committee applies the board qualification standards set forth in our corporate governance guidelines. Under these qualification standards, the corporate governance/nominating committee will take into account many factors, including education, business, governmental and civic experience, broad and diverse backgrounds, communication, interpersonal and other required skills, independence, wisdom, integrity, an understanding and general acceptance of our current corporate philosophy, strong business or professional knowledge and experience that can bear on our problems and deliberations, an inquiring mind, the willingness to speak one's mind and ability to challenge and stimulate management, future orientation and the willingness to commit the required time and energy.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the corporate governance/nominating committee may consider such other factors as it may deem are in the best interests of us and our stockholders. The corporate governance/nominating committee evaluates each individual in the context of the Board as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full Board, and represent stockholder interests through the exercise of sound judgment using their diversity of experience in these various areas.

Our corporate governance/nominating committee regularly assesses the appropriate size of the Board, and whether any additional vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the corporate governance/nominating committee will consider various potential candidates who may come to the attention of the committee through current board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the corporate governance/nominating committee, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our corporate governance guidelines. Stockholders suggesting director candidates for consideration by our Board in connection with the next annual meeting of stockholders must provide their submission in accordance with the procedures set forth in our bylaws and under the heading "Stockholder Proposals and Nominations for the 2026 Annual Meeting" herein.

Director Nominees

The corporate governance/nominating committee has recommended, and the Board has nominated, the following for election as directors. If any director nominee is unable or unwilling for good cause to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy, or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Biographical information concerning the current directors standing for re-election, including their ages as of April 22, 2025, appears below.

M. Jay Allison
Director, Chairman of the Board of Directors and Chief Executive Officer

Mr. Allison, age 69, has been our Chief Executive Officer since 1988. Mr. Allison was elected Chairman of the Board in 1997 and has been a director on our Board since 1987. From 1988 to 2013, Mr. Allison served as our President. From 1981 to 1987, he was a practicing oil and gas attorney with the firm of Lynch, Chappell & Alsup in Midland, Texas.

Mr. Allison has 37 years of executive leadership experience in the oil and gas industry and is currently the longest tenured CEO in the oil and gas industry. Mr. Allison combines his educational background in business and in commercial law, along with his entrepreneurial spirit, his driven work ethic and extensive knowledge of the oil and gas industry, to pursue disciplined investments intended to enhance stockholder value.

Roland O. Burns
Director, President, Chief Financial Officer and Secretary

Mr. Burns, age 65, has been our President since 2013, Chief Financial Officer since 1990, Secretary since 1991 and a director on our Board since 1999. Mr. Burns served as our Senior Vice President from 1994 to 2013 and Treasurer from 1990 to 2013. From 1982 to 1990, Mr. Burns was employed by the public accounting firm, Arthur Andersen. During his tenure with Arthur Andersen, Mr. Burns worked primarily in the firm's oil and gas audit practice.

Mr. Burns is an experienced financial executive with extensive knowledge and experience in financial reporting, internal controls in the oil and gas industry, treasury and risk management, mergers and acquisitions, and regulatory compliance. Mr. Burns works with Mr. Allison to evaluate and consider business development opportunities and financing proposals. Mr. Burns, who is our principal contact with investors and investment bankers, updates the Board on trends in the capital markets, including the availability of debt and equity financing and transactional activity in the oil and gas industry.

Jim L. Turner
Lead Director

Mr. Turner, age 79, has served as a director on our Board since 2014 and has served as our Lead Director since 2021. Mr. Turner currently serves as Chairman of Turner Holdings, LLC and Chief Executive Officer of JLT Automotive, Inc. Mr. Turner served as President and Chief Executive Officer of Dr. Pepper/Seven Up Bottling Group, Inc. from its formation in 1999 through 2005, when he sold his interest in that company. Prior to that, Mr. Turner served as owner/Chairman of the Board and Chief Executive Officer of the Turner Beverage Group, the largest privately owned independent bottler in the United States. He is past-chairman and currently serves on the board of trustees of Baylor Scott and White Health, the largest not-for-profit healthcare system in the State of Texas, where he also serves as Chairman of the Finance Committee and as a member of the Executive Committee. He is a director of Crown Holdings, where he also serves as Chairman of the Compensation Committee and as a member of the Nominating and Governance committee. He is on the Board of Directors of INSURICA, a full service insurance agency. Mr. Turner is former Chairman of Dean Foods Company, where he also served as Chairman of the Compensation Committee.

Mr. Turner brings his extensive business experience as chairman and chief executive officer of a large corporation to the Board. Mr. Turner has valuable experience in business development, finance and mergers and acquisitions. Mr. Turner's service as a director of other publicly held companies, including his service as the chairman of the Board and chairman of the compensation committee, provides substantial experience and insight to our Board.

Elizabeth B. Davis, PhD
Director

Dr. Davis, age 62, has served as a director on our Board since 2014. Dr. Davis is currently the President of Furman University, a position she has held since 2014. Dr. Davis was the Executive Vice President and provost for Baylor University from 2010 until 2014 and served as Interim Provost from 2008 to 2010. Prior to her appointment as Provost, she was a professor of accounting in the Hankamer School of Business at Baylor University where she also served as associate dean for undergraduate programs and as acting chair for the Department of Accounting and Business Law. Prior to joining Baylor University, she worked for the public accounting firm Arthur Andersen from 1984 to 1987.

Dr. Davis brings to the Board executive experience from her leadership roles in higher education as well as expertise in finance and accounting from her teaching and research experiences.

Morris E. Foster
Director

Morris E. Foster, age 82, has served as a director on our Board since 2017. Mr. Foster retired in 2008 as Vice President of ExxonMobil Corporation and President of ExxonMobil Production Company following more than 40 years of service with the ExxonMobil group. Mr. Foster served in a number of engineering and management roles domestically as well as in the United Kingdom and Malaysia prior to his appointment in 1995 as a Senior Vice President in charge of the upstream business of Exxon Company, USA.

In 1998, Mr. Foster was appointed President of Exxon Upstream Development Company, and following the merger of Exxon and Mobil in 1999, he was named to the position of President of ExxonMobil Development Company. In 2004, Mr. Foster was named President of Exxon Mobil Production Company, the division responsible for ExxonMobil's upstream oil and gas exploration and production business, and a Vice President of ExxonMobil Corporation. Mr. Foster currently serves as Chairman of Stagecoach Properties Inc., a real estate holding corporation with properties in Salado, Houston and College Station, Texas and Carmel, California and as a member of the Board of Regents of Texas A&M University. In addition, Mr. Foster currently serves on the board of directors of Scott & White Medical Institute.

Mr. Foster brings to the Board extensive executive management experience in the oil and gas industry. He additionally brings his substantial experience in international operations and mergers and acquisitions gained from his career at one of the world's largest companies.

Corporate Governance

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted a set of corporate governance guidelines, a code of business conduct and ethics and a policy regarding the approval of related party transactions. These materials are available on our website at www.comstockresources.com, and are available upon written request to our Corporate Secretary.

Determinations of Director Independence

We have elected to maintain a majority of independent directors on our Board. No Board member qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (either directly, or as a partner, stockholder or officer of an organization that has a relationship with us). In evaluating each director's independence, the Board considers all relevant facts and circumstances, relationships and transactions between each director, his or her family members or any business, charity or other entity in which the director has an interest, on the one hand, and us, our affiliates, or our executives, on the other. As a result of this review, the Board affirmatively determined that among the director nominees, Dr. Davis and Messrs. Foster and Turner are independent from us and our management according to the NYSE's rules. Messrs. Allison and Burns are not independent due to their employment at the Company. The Board evaluates independence on an on-going basis.

Board Leadership Structure

The position of board chairman is filled by our Chief Executive Officer (the "CEO"). We believe this combined leadership structure is appropriate for us because our Chairman and CEO (i) conveys a singular, cohesive message to our stockholders, employees, industry partners and the investment community, (ii) eliminates any ambiguity as to who is accountable for our performance and (iii) is able to draw on his knowledge of our operations to provide the Board with leadership and properly focus discussions on the issues of greatest importance to the Company and our stockholders. Our directors and management team engage frequently and directly in the flow of information and ideas and we believe our combined leadership structure facilitates the quality, quantity and timeliness of the information flow and communication.

Since our board chairman is also a member of management, our Board has designated Mr. Jim Turner, a non-management director, as "Lead Director." The responsibilities of the Lead Director include:

•
Coordinating the scheduling of board meetings and preparation of agenda material for board meetings and executive sessions;
•
Defining the scope, quality, quantity and timeliness of the flow of information between management and the Board;
•
Chairing all meetings of non-management directors and of the executive committee;
•
Overseeing the process of hiring, firing, evaluating and compensating the CEO;
•
Approving the retention of consultants who report directly to the Board;
•
Facilitating communication between the directors and the CEO, and communicating the directors' perspectives and consensus view to the CEO;
•
Assisting the Board and officers in assuring compliance with and implementation of our governance principles;
•
Leading the annual evaluation of the chairman;
•
Serving as an independent point of contact for stockholders wishing to communicate with the Board;
•
Acting as principal liaison between the independent directors and the CEO on sensitive issues; and
•
Leading the Board in anticipating and responding to crises.

Risk Oversight

One of the responsibilities of the Board, as a whole and through its committees, is to review and evaluate the processes in place to assess the major risks facing the Company and periodically review management's assessment of the major risks as well as options for their mitigation. Our Board leadership structure and our practice of a high degree of interaction between our directors and members of senior management facilitates this oversight function. The information flow and communication throughout the year between our Board and senior management regarding long-term strategic planning and short-term operational reporting includes matters of material risk inherent in our business of exploring for and producing oil and natural gas. On at least an annual basis, an enterprise risk assessment is presented to the Board that identifies the critical risks the Company is facing and the Company's mitigation strategies and plans for each identified risk. Also, our audit committee, among other duties, is charged with overseeing significant financial risk exposures and the steps management has taken to monitor, control and report such exposures and has compliance oversight responsibilities. For additional information regarding the risk oversight of our Board, see the "Board Committees" section on page 16.

Related Party Transactions

The Board has in place a written policy regarding the approval of all transactions with related parties that are required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the SEC ("related party transactions"). At regularly scheduled audit committee meetings, management will recommend any related party transactions that are contemplated, and such transactions will require the audit committee's approval. Generally, a "related party" is each of our executive officers, directors, nominees for director, any stockholder owning greater than five percent of our outstanding shares, including any immediate family member of each of the foregoing, and any entity owned or controlled by any of the foregoing. Transactions that are available to all of our employees generally or totaling less than $5,000 when aggregated with all similar transactions are excluded from the policy.

With respect to the standards applied by the audit committee when deciding whether to approve a related party transaction, the audit committee shall approve or ratify the transaction if it is on terms believed to be comparable to those that could be obtained in arm's length dealings with an unrelated third party.

We operate oil and gas properties held by Arkoma Drilling, L.P. and Williston Drilling, L.P., which are owned by our majority stockholder. We charge the partnerships for the costs incurred to drill, complete and produce the wells, as well as drilling and operating overhead fees. We also provide natural gas marketing services to the partnership in return for a fee equal to $0.02 per Mcf for natural gas marketed. We received $1.1 million for operating and marketing services provided to the partnership in 2024.

On March 25, 2024, we completed the sale and issuance of 12,500,000 shares of our common stock to Arkoma Drilling, L.P and Williston Drilling, L.P. in a private placement, receiving proceeds of $100.5 million, which increased our majority stockholder's beneficial ownership in Comstock to 67%. As a result of open market purchases made by our majority stockholder during the third quarter of 2024, the beneficial ownership increased to 71%.

Compensation Committee Interlocks and Insider Participation

Our compensation committee continues to be comprised entirely of independent directors. None of the members of the committee during 2024 or as of the date of this proxy statement is or has been an officer or employee of the Company and no executive officer of the Company has served on the compensation committee or board of directors of any company that employed any member of the Company's compensation committee or the Board.

Insider Trading Policies and Procedures

We have adopted policies and procedures, including in our code of business conduct and ethics, related to insider trading that govern, among other things, purchases, sales, and other dispositions involving our securities by our directors, officers and employees. We believe our insider trading policies and procedures ("Insider Trading Procedures") are reasonably designed to promote compliance with insider trading laws, rules, regulations, and NYSE listing standards. Our Insider Trading Procedures are filed as Exhibit 19.1 and 19.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Because our Insider Trading Procedures are designed to address transactions in our securities by our directors, officers, and employees, we do not have formal insider trading policies or procedures that govern our purchase of our securities.

Stock Ownership Guidelines

We have stock ownership requirements for our directors and executive officers. The purpose of the ownership requirements is to further our goal of increasing stockholder value and to align the interests of our directors and key executives with the interests of our stockholders. Satisfaction of the policy requires that individuals attain and retain holdings of our common stock with a cost basis equal to the following multiple of the individual's compensation, defined as either a director's cash retainer fee or an officer's base salary:

•
5x for the CEO and President;
•
5x for non-employee directors; and
•
3x for all other executive officers.

An individual's cost basis is equal to (1) his or her actual cost, in the case of purchases in the open market, (2) the fair market value of the shares at the date of exercise of stock options or stock appreciation rights, or (3) the fair market value of the shares at the date of vesting of restricted stock or performance units. Each person's stock ownership requirement will be adjusted annually each January 1 to reflect any changes in his or her retainer or base salary. For the purpose of counting the shares owned, only vested share equivalents under Company-sponsored plans will count as shares owned. Share equivalents will not include any amounts attributable to outstanding unexercised stock options or unvested equity awards.

Individuals have a five-year period to attain his or her stock ownership requirements. At any time at which the individual's stock ownership requirement has not been met, including during the initial five-year period to attain compliance, the individual will be required to retain at least 50% of "Net Shares" received upon vesting of restricted stock and performance units. "Net Shares" are defined to include shares of common stock that are owned by the individual after shares are used to pay applicable withholding taxes. Subsequent to achieving the initial stock ownership requirement, all directors and executives are required to continuously maintain stock ownership at their specified levels.

If an individual does not meet the applicable ownership requirements, then he or she is subject to certain restrictions upon the vesting of equity awards, and may only dispose of shares for particular reasons set forth in the policy and upon receipt of permission for the transfer by the Corporate Secretary. The policy provides a hardship exemption, for which an individual must submit a request to the Corporate Secretary, who will review the request with the CEO or the chairman of the corporate governance/nominating committee.

Upon our request, and at least annually, individuals subject to the ownership requirements are required to provide a schedule disclosing the number and cost basis of shares owned. The ownership requirements are administered by the Corporate Secretary. The Board may amend the ownership requirements at its sole discretion. Presently all of our directors and our executive officers have attained or exceeded his or her ownership requirements or are in their initial five-year period under this policy.

Hedging Policy

Our directors, executive officers and employees are prohibited from entering into transactions in puts, calls and other derivative securities with respect to our securities on an exchange or in any other organized market as well as short sales of our securities. These types of transactions can hedge against decreases in our stock price and encourage risky behavior. We believe these activities are often perceived as involving insider trading and may focus the holder's attention on our short-term performance rather than our long-term objectives.

Overboarding Policy

Our corporate governance guidelines impose a recommended maximum of three total public company board positions for our Chief Executive Officer and no more than five total public company boards for our other directors. All of our directors are instructed to advise the Chairman of the Corporate Governance/Nominating Committee in advance of accepting an invitation to serve on the board of another public company. Each member of our Board is currently in compliance with our overboarding policy. Our Corporate Governance/Nominating Committee reviews this policy periodically as part of its review of our Corporate Governance Principles.

Sustainability

We are focused on developing our significant natural gas resource base to provide our customers a long-term and affordable energy source through the implementation of sustainable and safe business practices while achieving long-term financial returns for our stockholders. In addition, we are committed to conducting our business in a responsible manner that protects the environment along with the health, safety and security of our employees, contractors and the communities where we operate. In addition to our strong corporate governance, some highlights of our environmental and social initiatives are as follows:

Environmental

•
Annually we conduct an independent third-party audit to certify our natural gas operations under the MiQ standard for methane emissions. The certification allows us to document to both domestic and international customers that we provide responsibly sourced natural gas.
•
Our emissions intensity ranking is one of the lowest in the industry given our natural gas focus.
•
Our active leak detection and repair program uses optical gas imaging technology to detect leaks so they are repaired immediately.
•
We are engaged with The Environmental Partnership, which is comprised of numerous industry-leading oil and natural gas companies with a common goal of sustainable operations reducing emissions.
•
We follow "green completion" practices that have become industry standard in the United States and install pipeline infrastructure ahead of completing our wells which eliminates the need to flare natural gas during initial production.
•
We utilize multi-well pad locations and strive to extend the lateral lengths of our wells to minimize our above-ground footprint.

Social

•
We seek to attract and maintain a qualified workforce with our strong non-discrimination and anti-harassment policies.
•
Our employee health and safety management system is designed to achieve our goals of operational excellence and maintaining an injury-free workplace. Components include intensive employee training, periodic audits and inspection and scorecards to measure our success.
•
We hold our contractors accountable to the highest performance standards for employee safety programs and policies and procedures, including training, and we monitor compliance with a third-party management service.
•
Our OSHA total recordable incident rate was 0.0 in 2024.

Additional information on our environmental, social and governance initiatives can be found in the "Sustainability" section of our website at www.comstockresources.com.

The Board of Directors and its Committees

Board Responsibilities

The primary responsibility of the Board is to exercise governance over the affairs of the Company and to establish delegations of authority to the Company's management. It is also the Board's responsibility, as a whole and through its committees, to provide oversight, counseling and direction to the Company's management from the perspective of the long-term interests of the Company and its stockholders. The Board's and its committees' responsibilities include: (a) reviewing and approving the Company's major financial objectives and strategic and operating plans and actions; (b) overseeing the conduct of the Company's business to evaluate whether it is being properly managed; (c) regularly evaluating the performance of the CEO and other senior executives; (d) planning for succession with respect to the position of CEO and monitoring management's succession planning for other senior executives; (e) setting the compensation of the Company's executive officers; (f) overseeing the processes for maintaining the Company's integrity with regard to its financial statements and other public disclosures; and (g) overseeing the Company's compliance with laws and ethics as well as the Company's compliance programs and policies.

The Board has instructed the CEO, working with the Company's other executive officers, to manage the Company's business in a manner consistent with all applicable laws and regulations, the Company's standards and practices, and in accordance with any specific plans, instructions or directions of the Board. The CEO and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Company.

Our directors monitor the Company's business and affairs through Board and board committee meetings, background and informational materials, presentations provided to them on a regular basis, and meetings with our officers and employees.

Adoption of Written Charters

The Board has in place charters for each of the audit committee, the compensation committee and the corporate governance/nominating committee. A copy of the charter for each committee is available on our website at www.comstockresources.com. The charters of these committees are also available upon written request to our Corporate Secretary.

Board Meetings

Our Board held five meetings during 2024. We have four standing committees: the audit committee, the compensation committee, the corporate governance/nominating committee and the executive committee. During 2024, the audit committee held five meetings, the compensation committee held three meetings and the corporate governance/nominating committee held one meeting. No action was taken by the executive committee in 2024. None of our directors attended fewer than 75% of the Board and their respective committee meetings during 2024. The Company's directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to director attendance. All of our non-employee directors participated in the 2024 annual meeting of stockholders.

Board Committees

In addition to the executive committee, the Board has three committees which are each composed entirely of our independent directors. Membership of these committees is as follows:

Audit	Compensation	Corporate Governance/Nominating
Elizabeth B. Davis, Chair	Jim L. Turner, Chair	Morris E. Foster, Chair
Morris E. Foster	Elizabeth B. Davis	Elizabeth B. Davis
Jim L. Turner	Morris E. Foster	Jim L. Turner

Each of these committees operates pursuant to a written charter which can be found in the "Corporate Governance" section of our website at www.comstockresources.com. As stated earlier, documents and information on our website are not incorporated herein by reference. These documents are also available in print from the Corporate Secretary, 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034.

The audit committee reviews and approves our financial statements and earnings releases, oversees the internal audit function and reviews the Company's internal accounting controls. The audit committee oversees the implementation of the Company's compliance policies and programs relating to our financial statements and monitors ongoing compliance matters and concerns. The audit committee also reviews related party transactions. The audit committee has the sole authority to appoint, review and discharge our independent registered public accountants. Dr. Davis, the audit committee's chairperson, is an "audit committee financial expert," as defined by the rules of the SEC. The Report of the Audit Committee begins on page 27 of this proxy statement.

The compensation committee is responsible for overseeing and approving our compensation programs including our non-employee director compensation program. It is also responsible for reviewing and approving the compensation plans and decisions for all executive officers. It also oversees and regularly reviews the compensation program for all our employees and supervises all compensation and benefits policies and plans. The compensation committee frequently meets in executive sessions to discuss and approve compensation plans and decisions. The compensation committee is assisted in these matters by an independent compensation consultant, hired by and operating under the supervision of the committee. A description of the committee's role in determining executive compensation, including the CEO's compensation, and its use of an independent compensation consultant, is contained in "Executive Compensation—Compensation Discussion and Analysis," which appears on pages 29-46 of this proxy statement. A description of the committee's role in determining non-employee director compensation is contained in "Director Compensation," which appears below.

The corporate governance/nominating committee is responsible for developing, overseeing, reviewing and monitoring compliance with the Company's policies, programs and practices relating to corporate governance, including our corporate governance guidelines, and for evaluating and monitoring compliance with our policies, and making recommendations to the Board on various governance issues. The committee is also responsible for reviewing and recommending to the Board director nominees, recommending committee assignments and conducting an annual review of Board and committee effectiveness. The process for evaluating and nominating director nominees is described in "Director Selection Process" on page 8 of this proxy statement.

Director Compensation

The compensation program for members of the Board who are not employed by us or any of our subsidiaries ("non-employee directors") has been developed by the compensation committee after consideration of the recommendations and competitive market data provided by its independent compensation consultant. In setting non-employee director compensation, the compensation committee considers the significant amount of time that our directors spend satisfying their duties to the Company and our stockholders, as well as the skill level required by our directors. Employee directors receive no additional compensation for serving on our Board. During 2024, non-employee directors received an annual retainer of $83,000 and an annual equity grant with a value of $175,000 and the committee chairman received an additional annual retainer of $31,500, $20,750 and $15,000 for the audit, compensation and corporate governance/nominating committees, respectively. The Lead Director also received an additional $37,000 annual retainer in 2024.

The following table sets forth the compensation of our non-employee directors for services during 2024:

Director	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Elizabeth B. Davis	$114,500	$175,000	$289,500
Morris E. Foster	$98,000	$175,000	$273,000
Jim L. Turner	$140,750	$175,000	$315,750
(1)
Represents the grant date fair value of an award of 14,391 restricted shares granted to each non-employee director on June 11, 2024 as determined in accordance with applicable accounting rules. For the assumptions used by the Company to value equity awards granted in 2024, see Note 7 (“Stock-Based Compensation”) to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K filed with the SEC on February 21, 2025. These awards will vest on June 10, 2025.
(2)
Each non-employee director held 14,391 shares of unvested restricted shares as of December 31, 2024. No non-employee director held any other unvested equity awards as of that date.

PROPOSAL 2	TO APPROVE AN AMENDMENT TO THE 2019 LONG-TERM INCENTIVE PLAN

General

We maintain the 2019 Plan to provide incentive compensation to our key employees and directors. On April 7, 2025, the Compensation Committee recommended and the Board of Directors approved an amendment to the 2019 Plan, subject to stockholder approval, that would (i) increase the number of shares of common stock available for issuance under the 2019 Plan by 10,000,000 shares, (ii) extend the term of the 2019 Plan through April 6, 2035, and (iii) provide that all of our employees and contract employees, as well as our non-employee directors, would be eligible for awards under the 2019 Plan ("the Amendment"). As of April 7, 2025, a total of 3,725,870 shares of common stock were subject to outstanding awards granted under the 2019 Plan and 213,735 shares of common stock were then available for new award grants under the 2019 Plan.

We are seeking stockholder approval for the Amendment. Stockholder approval is required under the requirements of the NYSE which are applicable to us. By allowing us to continue to offer long-term performance-based compensation through the 2019 Plan, the Board of Directors believes we will continue to be able to attract, motivate, and retain individuals of exceptional talent upon whom, in large measure, our future success depends.

The 2019 Plan was designed and is currently administered to support the achievement of the compensation program objectives, policies and plans, which cover our executive officers. In particular, awards granted under the 2019 Plan:

•
Are administered by our compensation committee, which is made up entirely of independent directors;
•
Allow us to maintain a competitive compensation program to attract and retain executives and other key employee talent;
•
Provide performance-based incentive compensation that aligns the interests of our executives and other key employees with that of our stockholders; and
•
Facilitate the ownership of our common stock by our executives and other key employees.

The following is a summary of the material features of the 2019 Plan. The 2019 Plan, including the proposed Amendment, is attached to this Proxy Statement as Appendix A, and the following description is qualified in its entirety by the full text of the 2019 Plan, including the proposed Amendment.

Reasons to Approve the Amendment to the 2019 Plan

In setting the proposed number of shares reserved and issuable under the Amendment, the Committee and the Board considered several factors, including the potential dilutive effect of equity awards currently outstanding under the 2019 Plan, the Company’s historical equity usage, and the expected dilution of the 2019 Plan, to arrive at a reasonable and appropriate dilutive impact of the 2019 Plan. The Board recommends a vote in favor of the Amendment to the 2019 Plan because the Board believes the Amendment to the 2019 Plan is in the best interests of the Company and our stockholders for the following reasons:

•
Attracts and retains talent in a competitive landscape. Equity-based compensation has been a critical component of total compensation at the Company for many years because this type of compensation enables the Company to effectively recruit and retain executive officers and other employees while encouraging them to act and think like owners of the Company. We operate in a competitive talent landscape and amongst an industry of oil and natural gas companies where equity-based compensation are expected and commonplace. If the Amendment is not approved, we will not be able to continue to offer competitive compensation packages to motivate and retain our executive officers, or attract new talent, which will put the Company at a competitive disadvantage and may deter us from accomplishing our future goals and have a negative impact on stockholders and the Company overall.
•
Supports our pay-for-performance philosophy. A significant portion of total compensation for our executive officers and other key employees is equity-based incentive compensation tied to the achievement of our stock price performance. We use incentive compensation to help reinforce desired business results and to motivate executives to make decisions to produce those results. If the Amendment is approved, it will continue to support our pay-for-performance philosophy.
•
Prudent equity usage. We are committed to using equity incentive awards prudently, within reasonable limits, and subject to performance and service-based vesting requirements. We grant what we believe is an appropriate amount of equity necessary to attract, reward and retain employees. Our three-year average burn rate, which we define as the number of shares subject to equity awards granted under the 2019 Plan in a fiscal year divided by the weighted average basic shares outstanding for that fiscal year, was 0.51% for fiscal years 2022 through 2024.
•
Reasonable total potential dilution. Our equity plan dilution rate as of April 7, 2025 was 1.34% based on dividing (1) the number of shares subject to awards outstanding plus the number of shares remaining available for grant under the 2019 Plan, by (2) the total number of shares of common stock outstanding. If stockholders approve the Amendment, the issuance of 10,000,000 shares under the 2019 Plan would increase our total potential dilution rate by 3.42% from 1.34% to 4.76%.
•
Limited expected share pool duration. Based on our historic and projected future use of equity-based compensation, we estimate that the shares requested under the 2019 Plan will be sufficient to provide awards for approximately five years. However, the actual duration of the shares reserve will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, the rate of returned shares due to forfeitures or cash settlements, the need to attract, retain and incentivize key talent, and how the Company chooses to balance total compensation between cash and equity-based awards.
•
Avoids disruption in our compensation programs and mitigates the need for significant cash compensation. We consider equity-based compensation to be a vital element of our employee compensation program. If the Amendment is not approved, we would need to replace components of our equity-based compensation program with cash or with other instruments that may not necessarily support our goals of strengthening long-term retention and aligning employee interests with those of our stockholders. Additionally, replacing equity with cash would increase our cash compensation expense and significantly deplete cash that could be better utilized for other strategic purposes or returned to stockholders.

Share Information on Equity Compensation Plans as of April 7, 2025

The following table provides information regarding our outstanding equity awards and shares available for future awards under the Company’s existing equity compensation plan as of April 7, 2025 (except as otherwise noted):

Total number of shares to be issued upon exercise or payment of outstanding equity awards(1)	3,725,870
Total number of shares authorized for future issuance under the 2019 Plan(2)	213,735
Total number of shares of common stock outstanding as of April 7, 2025	292,917,808

(1)
Assumes PSUs will vest and pay out based on target performance levels being achieved. The Company did not have any stock options or stock appreciation rights outstanding as of April 7, 2025.
(2)
Represents the total number of shares available for future awards under the 2019 Plan reflecting PSUs at maximum payout. The 2019 Plan is our only active equity compensation plan as of April 7, 2025.

The closing market price for a share of the Company's common stock as of April 7, 2025 was $17.96 per share.

Purpose of the 2019 Plan

The purpose of the 2019 Plan is to attract, retain and motivate key participating employees and contract employees and to attract and retain well-qualified members to the Board through the use of incentives based upon the value of common stock. Awards under the 2019 Plan are determined by the compensation committee of the Board, and may be made to our employees, contract employees, and non-employee directors.

Summary of the 2019 Plan

Administration of Plan

The 2019 Plan is administered by the compensation committee, each member of which must be a non-employee director, as defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the 2019 Plan, the compensation committee has authority to select employees, contract employees and non-employee directors to receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, to determine the number and value of performance units awarded and earned and to cancel or suspend awards. The compensation committee is authorized to interpret the 2019 Plan, to establish, amend and rescind any rules and regulations relating to the 2019 Plan, to determine the terms and provisions of any agreements made pursuant to the 2019 Plan and to make all other determinations that may be necessary or advisable for the administration of the 2019 Plan.

The compensation committee may not amend a stock option or stock appreciation right to reduce the exercise or base price of the award. The compensation committee shall not offer a cash buy-out of “underwater” stock options or stock appreciation rights or the cancellation of “underwater” stock options or stock appreciation rights in exchange for new awards, and such actions shall be prohibited.

Eligibility Under the 2019 Plan

Our employees, employees of our subsidiaries and non-employee members of the Board are eligible for awards under the 2019 Plan. If stockholders approve this proposal, contract employees will also be eligible for awards under the 2019 Plan. As of April 7, 2025, approximately 260 employees of us and our subsidiaries (including all of our named executive officers), each of our three non-employee directors, and approximately five contract employees of us and our subsidiaries are considered eligible under the 2019 Plan.

Duration of Plan

The 2019 Plan is scheduled to expire on May 31, 2029. If stockholders approve this proposal, the term of the 2019 Plan will be extended to April 6, 2035. No further awards may be made under the 2019 Plan after the expiration date.

Types of Awards

Awards under the 2019 Plan may be in the form of stock options (including incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code and non-qualified stock options), stock appreciation rights, restricted stock and performance units, each of which may be subject to time-based or performance-based vesting requirements.

Authorized Shares Available for Awards Under the 2019 Plan

Currently, the 2019 Plan provides that up to 7,500,000 shares of common stock may be issued pursuant to awards under the 2019 Plan. If stockholders approve this proposal, the maximum number of shares available for issuance under the 2019 Plan (the "Share Limit") will be the sum of (a) 10,000,000 shares and (b) the number of shares of common stock reserved for issuance under the 2019 Plan immediately prior to stockholder approval of the Amendment (i.e. the number of shares subject to 2019 Plan awards that were then outstanding, plus the number of shares that were then available for new grants under the 2019 Plan). Shares of common stock that are subject to awards under the 2019 Plan that expire, terminate, are forfeited or cancelled, or are settled in cash to pay income tax withholdings or to exercise an option are available for future grant under the 2019 Plan.

Terms of Awards

The 2019 Plan requires that awards vest over a minimum period of continued service with us. Awards that vest based on the achievement of performance goals are subject to a minimum vesting period of one year after the date of grant. If vesting is not based on performance, the minimum vesting period is three years after the date of grant. Vesting over a three-year period includes periodic graded vesting. Awards may provide for accelerated vesting in the event of death, disability, retirement, or a change in control. Notwithstanding these requirements, up to 5% of the shares available for awards under the 2019 Plan may be granted with a vesting term not conforming to the foregoing requirements.

Stock Options

Stock options may be awarded under the 2019 Plan with an exercise price of not less than one hundred percent of the market value of the common stock on the date of the award or, if greater, the par value of the common stock. The 2019 Plan authorizes the award of both non-qualified stock options and incentive stock options. Only our employees are eligible to receive awards of incentive stock options. The aggregate value (determined at the time of the award) of the common stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The term of stock options cannot exceed ten years. The aggregate number of shares that may be issued pursuant to incentive stock options granted under the 2019 Plan will not exceed the Share Limit.

In addition to allowing an optionee to pay cash to exercise options, or deliver stock certificates for previously-acquired shares of common stock, the 2019 Plan will permit an optionee to use cashless exercise procedures. These include broker-assisted cashless exercises (selling a portion of the option shares to pay the exercise price and withholding taxes), and an attestation procedure in a stock-for-stock cashless exercise, avoiding the delays in requiring physical delivery of stock certificates.

The 2019 Plan permits recipients of non-qualified stock options (including non-employee directors) to transfer their vested options by gift to family members (or trusts or partnerships of family members). After transfer of an option, the optionee remains subject to tax upon the exercise of the option, and we retain the right to claim a deduction for compensation upon the exercise of the option.

Stock Appreciation Rights

The 2019 Plan authorizes the compensation committee to award stock appreciation rights ("SARs") payable in cash or shares of stock. An SAR is an award that entitles the holder to receive an amount equal to the difference between (1) the fair market value of the shares of stock at the time of exercise of the SAR and (2) the fair market value of the shares of stock on the date that the SAR was granted. Under the 2019 Plan, this amount is paid to the holder upon the exercise of a SAR in the form of shares of stock (valued at their fair market value at the time of exercise) or in cash, as specified in the award agreement. The maximum term of SARs is ten years.

When an award of SARs is made, the total number of SARs covered by the award (and not the "net" number of shares that would be issued in the future upon exercise of the SAR) is charged against the pool of shares authorized under the 2019 Plan.

Restricted Stock

The 2019 Plan authorizes the compensation committee to award shares of restricted stock. The holder will become vested in shares of restricted stock free of all restrictions if he or she completes a required period of employment or service following the award and satisfies any other conditions; otherwise, the shares will be forfeited. The restricted period may be no more than ten years, and must be at least one year. The holder will have the right to vote the shares of restricted stock. The holder may not sell or otherwise dispose of restricted stock until the conditions imposed by the compensation committee have been satisfied.

Performance Units

The 2019 Plan authorizes the compensation committee to award performance units, which can be payable in cash or shares of stock. Under the 2019 Plan, a number of performance units is initially assigned by the compensation committee and the number of units actually earned will be contingent on future performance of the holder and/or us over the performance period in relation to the established performance measures. Although the performance measures and performance period will be determined by the compensation committee at the time of the award of performance units, they may be subject to such later revision as the compensation committee deems appropriate to reflect significant events or changes.

Change in Control Events

In the event of a "qualifying event" following a change in control, as defined in the 2019 Plan, all outstanding stock options, stock appreciation rights and restricted stock will automatically become fully exercisable and/or vested, and performance units may be paid out in such manner and amounts as determined by the compensation committee. A "qualifying event" shall mean an involuntary termination of the participant by us without "cause" (as defined in the participant's award agreement), a resignation by the participant for "good reason" (as defined in the participant's award agreement), or our or our successor's failure to assume or replace the existing awards with comparable awards incident to such change in control.

Equity Compensation Plan Information

The following table summarizes certain information regarding our equity compensation plans (each of which has been approved by our stockholders) as of December 31, 2024:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Number of securities authorized for future issuance under equity compensation plans (excluding outstanding options, warrants and rights)
Equity compensation plans approved by stockholders	2,581,510	872,099
(1)
Represents performance stock unit awards that would be issuable upon achievement of the maximum awards under the terms of the performance stock unit awards.

New Plan Benefits

We have not approved any awards that are conditioned upon stockholder approval of this proposal. Awards to be received by individual participants are not determinable because the compensation committee generally determines the amount and nature of any award under the 2019 Plan in its sole discretion at the time of grant.

Our compensation committee anticipates that the 10,000,000 additional shares requested for the 2019 Plan in this Plan proposal (together with the shares available for new award grants under the 2019 Plan and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide us with the flexibility to continue to grant equity awards under the 2019 Plan for approximately five years. However, this is only an estimate based on current circumstances. The total number of awards we grant each year may change based on a number of variables, including the value of our common stock, changes in the compensation practices of our competitors or the market generally, changes in the number of employees and contract employees receiving grants, whether vesting conditions applicable to awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the number of dividend equivalent rights outstanding and the amount and frequency of our dividend payments, the type of awards we grant, and how we choose to balance total compensation between cash and equity-based awards.

Aggregate Past Grants Under the 2019 Plan

As of April 7, 2025, awards covering 8,107,781 shares of our common stock had been granted under the 2019 Plan. With respect to awards of performance stock units ("PSUs"), the number of shares, as well as the number of shares subject to past awards, vested awards, forfeited awards and outstanding and unvested awards shown in the table below, is presented based on the actual number of shares that were earned based on the performance during the applicable performance period, except for awards with an open performance period, which are included based on the target number of shares subject to the award.

The following table shows information regarding the distribution of those awards among the persons and groups identified below, restricted stock and PSUs vesting prior to and unvested restricted stock and PSUs held as of that date. There have been no stock options awarded or SARs under the 2019 Plan.

	Restricted Stock/PSUs
Name and Position	Number of Shares/Units Subject to Past Grants	Number of Shares/Units Settled for Shares as of April 7, 2025	Number of Shares/Units Forfeited or Settled for Cash as of April 7, 2025	Number of Shares/Units Outstanding and Unvested as of April 7, 2025
Named Executive Officers:
M. Jay Allison	2,244,262	516,377	323,334	1,404,551
Roland O. Burns	1,257,194	337,429	207,200	712,565
Daniel Harrison	964,378	457,960	184,209	322,209
Clifford D. Newell	174,237	20,698	7,052	146,487
Daniel K. Presley	247,713	126,441	41,266	80,006

All Current Executive Officers (9 persons, including Named Executive Officers):	5,724,765	1,850,667	907,503	2,966,595

Non-Executive Director Group(1):
Elizabeth B. Davis	112,122	97,731	—	14,391
Morris E. Foster	112,122	97,731	—	14,391
Jim L. Turner	112,122	97,731	—	14,391
Non-Executive Director Group (3 persons):	336,366	293,193	—	43,173

All employees or former employees, including all former executive officers or non-executive directors as a group	2,046,650	717,441	613,107	716,102
Total	8,107,781	2,861,301	1,520,610	3,725,870

(1)
Each of the non-employee directors listed above is a nominee for re-election at the Annual Meeting.

Federal Income Tax Consequences

The discussion below summarizes the expected federal income tax treatment of awards under the 2019 Plan, under currently applicable laws and regulations. It is only a summary of the effect of U.S. federal income taxation upon recipients of awards and us with respect to the grant and exercise of awards under the 2019 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a recipient's death or the income tax laws of any municipality, state or foreign country in which the recipient's income or gain may be taxable.

Non-Qualified Stock Options

The grant of a non-qualified stock option does not result in taxable income to the holder of such an option or in a deduction by us. The tax consequences are determined generally at the time the optionee exercises the non-qualified stock option. Upon the exercise of a non-qualified stock option, the optionee generally recognizes ordinary income in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price of the option. We are entitled to a deduction for the year in which the optionee's tax year ends in an amount equal to the amount that was includable in the optionee's gross income. Upon exercise of options, shares can be withheld (or delivered to us, in the case of previously-owned shares) to satisfy tax withholding obligations.

If an optionee surrenders or delivers shares of common stock in whole or partial payment of the exercise price, the optionee will not recognize taxable income when the non-qualified stock option is exercised to the extent that the number of shares so surrendered or delivered equals the number of shares received upon the exercise of the option. The optionee will, however, recognize ordinary income with respect to the shares received in excess of the number of shares so surrendered or delivered, in an amount equal to the excess of the fair market value of such excess shares on the date the non-qualified stock option is exercised over the amount of any cash paid.

An optionee's tax basis in the stock acquired pursuant to the exercise of a non-qualified stock option for which the option price is paid solely in cash will be equal to the amount of cash paid plus the amount of ordinary income that the optionee recognizes upon exercise of the option. As to the stock acquired pursuant to exercise of a non-qualified stock option for which an optionee surrenders stock in payment of all or part of the aggregate option price, the optionee's tax basis in the number of shares acquired in the exchange which is equal to the number of surrendered shares shall be the same as that of the surrendered shares. The holding period of these acquired shares shall be the same as that of the surrendered shares. The optionee's tax basis in any excess shares acquired in the exchange shall be zero, increased by the amount of cash, if any, paid upon the exercise of the non-qualified stock option and the amount of ordinary income that the optionee recognizes upon exercise of the option. The holding period of these acquired shares shall begin as of the date such stock is transferred to the optionee.

Incentive Stock Options

Under current law, the holder of an option will not recognize taxable income on the grant or exercise of an incentive stock option. However, the amount by which the fair market value of common stock on the date the incentive stock option is exercised exceeds the exercise price of such option will be treated as income for purposes of computing the optionee's alternative minimum taxable income in the year the incentive stock option is exercised.

If the shares of common stock acquired through the exercise of an incentive stock option are held by an optionee through the later of (1) two years from the date of the grant of the option or (2) one year after the transfer of such shares to the optionee pursuant to the exercise, the amount received by the optionee upon the sale or other disposition of such shares in excess of the optionee's tax basis in such shares will be taxable to such optionee as a long-term capital gain in the year of such sale or disposition. An optionee's tax basis in the shares of common stock acquired pursuant to the exercise of an incentive stock option will be equal to the exercise price of such options.

If the shares of common stock acquired through the exercise of an incentive stock option are disposed of prior to the expiration of the two-year or one-year holding periods, an amount equal to the difference between (1) the lesser of (a) the amount realized on the sale or exchange, and (b) the fair market value of the shares on the date the option was exercised, and (2) the exercise price of the option relating to the shares sold or exchanged will be taxable to the optionee as ordinary income in the year of such disposition. In addition, if the amount realized from the sale or exchange is greater than the fair market value of the shares on the date the incentive stock option was exercised, the optionee will also recognize gain in an amount equal to such difference. This gain will be characterized as long-term or short-term capital gain, depending upon the holding period of such shares. If common stock is disposed of by gift prior to the expiration of the two-year or one-year holding periods, an amount equal to the fair market value of the shares on the date of exercise less the exercise price of the option relating to the shares disposed of will be taxable to the optionee as ordinary income in the year of such disposition.

Restricted Shares

A participant normally will not realize taxable income and we will not be entitled to a deduction upon the grant of restricted shares. When the shares are no longer subject to a substantial risk of forfeiture, the participant will realize taxable ordinary income in an amount equal to the fair market value of such shares at such time, and we will be entitled to a deduction in the same amount. A participant may make a special tax election which affects the timing and measurement of income recognized in connection with the grant of restricted shares, and our deduction.

Performance Units

A participant receiving an award of a performance unit will not realize taxable income until the restricted stock performance unit is paid, in an amount equal to the fair market value of shares received in payment or the amount of cash received, as applicable, and we will be entitled to a corresponding deduction at such time.

Withholding

We will retain the right to deduct or withhold, or require an employee to remit to us, an amount sufficient to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event as a result of awards under the 2019 Plan.

Change in Control and Excess Parachute Payments

The accelerated vesting of awards upon a qualifying event following a change in control could result in a participant being considered to receive "excess parachute payments" (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. If so, we would not be able to deduct the excess parachute payments.

Section 162(m) Limitations

Section 162(m) of the Code generally places a $1 million annual limit on a company's tax deduction for compensation paid to a "covered employee. " A "covered employee" is an employee who, for the company's taxable year in which the deduction would otherwise be claimed, (i) was the company's chief executive officer or chief financial officer at any time during the year, (ii) was one of the other three highest paid officers named in its proxy statement except the chief executive officer and the chief financial officer, or (iii) was a "covered employee" for any preceding tax year of the Company beginning after December 31, 2016.

This summary is qualified in its entirety by reference to the complete text of the 2019 Plan, including the proposed amendment, which has been filed with the SEC and which will be provided, at no charge, to any stockholder upon written request to our principal executive offices at 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034, Attention: Corporate Secretary.

A majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal is required for approval of the amendment to the 2019 Plan. Brokers do not have discretion to vote on this proposal without instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal.

The Board recommends that stockholders vote "FOR" the proposal to approve an amendment to the 2019 Long-term Incentive Plan.

PROPOSAL 3	TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2025

Ernst & Young LLP ("EY") has served as the Company's independent registered public accountants since 2003. The audit committee has appointed EY as independent registered public accountants for the Company for 2025, subject to the ratification of such appointment by the stockholders. A vote will be held on a proposal to ratify this appointment at the Annual Meeting. While there is no legal requirement that this proposal be submitted to stockholders, the Board believes that the selection of independent registered public accountants to audit the financial statements of the Company is of sufficient importance to seek stockholder ratification. In the event a majority of the votes cast is not voted in favor of the ratification of the appointment of EY, the audit committee will reconsider the appointment. Even if the selection is ratified, the audit committee, in its discretion, may elect a different independent registered public accounting firm at any time if the audit committee determines that such a change would be in the best interests of the Company and stockholders.

It is expected that representatives of EY will be present at the Annual Meeting and will be available to answer appropriate questions pertaining to the Report of Independent Registered Public Accounting Firm contained in the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These representatives will have the opportunity to make a statement if they desire.

The fees billed by EY for services rendered for 2024 and 2023 are set out on page 28 of this proxy statement.

The Board recommends that stockholders vote "FOR" the ratification of this appointment.

Audit-Related Matters

Report of the Audit Committee

The audit committee assists the Board in overseeing: (1) the integrity of Comstock's financial statements; (2) Comstock's compliance with legal and regulatory requirements; (3) the independence, qualifications and performance of Comstock's independent registered public accounting firm; (4) Comstock's performance of its internal audit function; (5) Comstock's derivatives and hedging program; and (6) Comstock's natural gas and oil reserves estimation process. The Board has made a determination that all the members of the audit committee satisfy the requirements of the NYSE listing standards as to independence, financial literacy and experience. The Board also determined that Dr. Davis, the committee's chairperson, is an "audit committee financial expert," as defined by the rules of the SEC. The audit committee has in place a procedure for receiving and addressing anonymous complaints regarding financial or accounting irregularities. The audit committee has set up a toll free ethics and compliance hotline managed by an independent third party. This hotline is available 24 hours a day, seven days a week, to enable employees to communicate concerns to management without fear of retaliation.

Management is responsible for the preparation, presentation and integrity of Comstock's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and an audit of management's assessment of effectiveness of the Company's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the "PCAOB"). The audit committee recognizes the importance of maintaining the independence of Comstock's independent registered public accounting firm. The audit committee discussed with EY the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, and received from EY the written disclosures and the letter concerning the independent registered public accounting firm's independence required by PCAOB Rule 3526 and the federal securities laws administered by the SEC. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2024. Further, consistent with its oversight role, the audit committee has reviewed the audited financial statements and met with EY with and without management present to discuss the results of their examinations, their evaluations of Comstock's internal controls and the overall quality of the Company's financial reporting.

Based on the review and discussions referred to above, the audit committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2024 be included in the Annual Report on Form 10-K for the same fiscal year, for filing with the SEC.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting for Comstock and are not experts on auditor independence standards. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and Comstock's registered public accounting firm. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audit of Comstock's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that EY is in fact independent.

Submitted by the audit committee of the Board.

Elizabeth B. Davis, Chairman
Morris E. Foster
Jim L. Turner

Audit Committee Financial Expert

Our Board has determined that the chairman of our audit committee, Dr. Davis, meets the qualifications of an "audit committee financial expert" as that term is used in SEC regulations.

Principal Accounting Firm Fees

The following table sets forth the fees billed or to be billed by EY, for services rendered for the years ended December 31, 2024 and 2023:

	2024	2023
Audit fees	$1,472,584	$1,417,500
Audit-related fees	110,000	100,000
Total	$1,582,584	$1,517,500

No other audit-related fees, fees related to tax services or other fees were billed by EY in 2024 or 2023. The audit committee performs an annual review and approves the scope of services and proposed fees of the Company's principal accounting firm. Any projects not specifically included in this approval will be reviewed and approved in advance by the chairman of the audit committee and will be reviewed by the full audit committee at the next regularly scheduled meeting. The audit committee also considered whether the provision of services, other than audit services, is compatible with maintaining the accounting firm's independence.

Pre-approval Policies and Procedures

The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization. The audit committee requires the independent registered public accounting firm and management to report on the actual fees charged for each category of service at audit committee meetings throughout the year.

During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval authority from the chairman of the audit committee, who must report on such approvals at the next scheduled audit committee meeting. All 2024 audit and non-audit services provided by the independent registered public accounting firm were pre-approved by the audit committee.

Executive Compensation

Compensation Committee Report

The compensation committee determines the objectives for Comstock's executive compensation and benefit programs and discharges the responsibilities of the Board relating to the compensation of Comstock's executive officers. The specific duties of the compensation committee are set forth in its charter, which was adopted by the Board and evaluated annually. The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") contained on pages 29-46 of this proxy statement and, based upon this review and discussion, the committee recommended to the Board, and the Board approved, that the CD&A be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Submitted by the compensation committee of the Board.

Jim L. Turner, Chairman
Elizabeth B. Davis
Morris E. Foster

Compensation Discussion and Analysis (CD&A)

This CD&A provides a description of the elements and key features of our compensation program, as well as context and rationale for decisions made with respect to the compensation for our Named Executive Officers ("NEOs") for the year ended December 31, 2024, who are identified below:

Name	Principal Position
M. Jay Allison	Chief Executive Officer
Roland O. Burns	President and Chief Financial Officer
Daniel S. Harrison	Chief Operating Officer
Clifford D. Newell	Chief Commercial Officer
Daniel K. Presley	Vice President of Accounting

Our executive compensation programs are intended to align pay outcomes with performance achievements, grow stockholder value, attract and retain executive talent and support our business strategy. We believe that our executive compensation programs as currently designed to align our executives' pay with Company performance, stockholder expectations and prevailing market practices.

2024 Accomplishments
•
Successfully navigated the 2024 low gas price environment by:
▪
Substantially reducing capital spending in 2024 by releasing two operated rigs and one frac spread;
▪
Suspending quarterly dividend to conserve cash flow;
▪
Increasing hedging program to realize a 20% increase in our 2024 natural gas price and to safeguard 50% of our 2025 and 2026 expected production;
▪
Raising $100.5 million through an equity private placement; and
▪
Enhancing liquidity with a $400 million senior notes offering.
•
More than doubled our Western Haynesville footprint by adding 265,000 net acres at a cost of $401 per acre.
•
Continued to prove up the Western Haynesville:
▪
Successfully turned eleven Western Haynesville wells to sales with an average per well initial production rate of 38 MMcf per day; and
▪
Substantially reduced drilling and completion costs in the new play.

•
Produced solid drilling results and reserve growth in a low activity year:
▪
Drilled 50 (42.9 net) successful operated Haynesville/Bossier wells in 2024 with strong IP rates of 26 MMcf per day on average; and
▪
Replaced 170% of 2024 production and drove 6% reserve growth with 899 Bcfe of drilling related proved reserve additions achieving an overall finding cost of $1.00 per Mcfe.
•
Led our industry peers during 2024 in total shareholder return.

Key Compensation Program Features
•
Aligns pay and performance, by using an annual incentive bonus plan that is weighted heavily on achieving financial performance goals and by providing a portion of our long term incentive ("LTI") equity awards in performance stock units ("PSUs") based on relative total shareholder return ("TSR") versus our peer group.
•
Incentive plan metrics align with our business strategy, which focus on maintaining efficient operations through return on equity, well cost efficiency, operating cost improvement and reserve replacement in 2024.
•
Market competitive, by evaluating executive compensation against a peer group of appropriately sized oil and gas exploration and production companies and by using similar pay practices that directly reflect the practices of this peer group.
•
Incorporates stockholder interests, by aligning pay with stockholder value creation, through our LTI program that features Total Shareholder Return as a primary long-term performance metric, maintaining a stock ownership guideline for officers and Board members and by holding discussions with large stockholders to obtain their feedback on our compensation programs and implementing many of their suggestions.
•
Employs best practices in corporate governance, by adopting stock ownership guidelines, clawback and anti-hedging policies and eliminating excise and other tax gross ups in our compensation plans.
•
Governed by independent directors that are advised by independent consultants.

Compensation Program Objectives

Our compensation committee has responsibility for establishing and administering the compensation objectives, policies and plans for our executive officers. The compensation program and the executive officers' compensation are determined by the compensation committee. The committee bases its decisions concerning specific compensation elements and total compensation paid or awarded to our executive officers on several different objectives, which include:

•
Providing compensation that is competitive with the compensation of companies that have operations similar to us and are in similar markets for executive talent;
•
Encouraging focus on both short-term and long-term performance, promoting stockholder value through strategic business decisions and the achievement of performance objectives;
•
Providing performance-based incentive compensation intended to vary with company and individual performance, while appropriately moderating the impact of the cyclical nature of our business; and
•
Facilitating ownership of our common stock by our executive officers through equity-based incentives so that management's interests are closely aligned with those of stockholders in terms of both risk and reward.

Our compensation committee held three meetings during 2024 and it has met three times to date in 2025.

Advisory Vote on Executive Compensation

At the Company's 2023 Annual Meeting of Stockholders, 99% of shares present at the meeting for purposes of the proposal were voted to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for that meeting. The next advisory stockholder voted on executive compensation is scheduled to be held at the 2026 Annual Meeting of Stockholders.

Compensation Components

The purpose and key features of each component of our executive compensation program are summarized below:

Component	Objective	Key Features
Base Salary	Reflects each executive's level of responsibility, leadership, tenure, and contribution to the achievement of the Company's business objectives and is designed to be competitive with our peer group.	Fixed compensation that is reviewed annually and adjusted as appropriate.

Annual Incentive Award	Measures and rewards achievement of short-term performance goals that apply to the annual business plan.	Performance-based cash incentives are based on the achievement of performance goals.

Transaction Bonus	Rewards the execution of certain significant strategic transactions.	Cash incentive based on the closing of significant strategic transactions.

Restricted Stock Awards

Motivates our executive officers to achieve our business objectives by tying incentives to the performance of our common stock over the long term; motivates our executive officers to remain with the Company over the vesting period.

Restricted stock awards which vest over three years under which the ultimate value realized varies with our common stock price.

Performance-based Restricted Stock Unit Awards

Aligns the long-term interests of our executive officers with our stockholders by determining the number of shares earned for each three-year performance period based on our TSR relative to a peer group selected by the compensation committee.

The ultimate number of units earned is based on the achievement of our TSR relative to the peer group.

Deferred Compensation Plan	Provides retirement savings and life insurance protection for our executive officers.	The Company's contributions each year equal 5% of each executive's salary and prior year's bonus, used to purchase life insurance coverage.

Employment Agreements	Provide industry appropriate post-termination compensation in certain circumstances to our CEO and President.

Severance benefits related to a change in control require that the executive's employment has been involuntarily or constructively terminated ("double trigger"). There are no golden parachute excise tax or other tax "gross-ups".

Other Benefits	401(k) Plan participation and employee welfare plan programs designed to be competitive in recruiting and retaining employees.	Our executive officers participate in the retirement and welfare plan programs on the same terms as all other employees.

The compensation committee has not established formal policies or guidelines with respect to the mix of base salary, annual cash bonus and stock-based awards to be paid or awarded to the executive officers.

Roles and Responsibilities

In 2024, the compensation committee and the Board made all compensation decisions for our executive officers including the CEO. The committee retained Meridian Compensation Partners, LLC ("Meridian") to review our compensation program including peer company analysis to assess the competitiveness of our compensation levels, design, practices and processes. Meridian is an independent compensation consulting firm and does not provide any other services outside of matters pertaining to executive and director compensation and related corporate governance matters.

Meridian reports directly to the compensation committee, which is the sole party responsible for determining the scope of services performed, the directions given regarding the performance of those services, and the approval of the payment of invoices for those services.

The compensation committee has the sole authority to retain or terminate its compensation consultant. The compensation consultant's role with the Company is limited to executive compensation matters and no such services are performed unless at the direction of and with the approval of the committee. In connection with its engagement of Meridian, the committee considered various factors bearing on Meridian's independence, including the amount of fees paid by the Company in 2024 and the percentage of total revenues they represented; Meridian's policies and procedures for preventing conflicts of interest and compliance therewith; any personal and business relationship of any of Meridian's personnel with any of our compensation committee members or executive officers; and Meridian's policies prohibiting stock ownership by its personnel engaged in any Company matter and the compliance therewith. After reviewing these factors, the compensation committee determined that Meridian is independent and that its engagement does not present any conflict of interest.

Determining Market Compensation

Compensation Peer Group

The compensation committee assessed the market competitiveness of the compensation of our NEOs against our compensation peer group. To supplement this assessment, the compensation committee also evaluated our executive officers' compensation against competitive market data derived from the 2024 North America Oil and Gas Exploration & Production Compensation Survey, administered by Meridian. In using this survey data, the compensation committee does not focus on any particular companies in the survey (other than the peer companies listed below).

The compensation committee reviews market data for each element of compensation, as well as information regarding the incentive plan designs and pay practices among a selected peer group of companies. In general, the compensation committee uses this data as background information for its compensation decisions and does not "benchmark" compensation at any particular level relative to the peer companies.

Selection criteria utilized to evaluate the companies selected for the peer group include: scope of operations; financial and operational metrics; and the availability of market compensation data. The compensation committee reviews the composition of the peer group annually and may consider modifications resulting from business combinations, changes in our strategy, asset sales or other types of transactions that cause peer companies to no longer exist or to no longer be comparable. Based on the foregoing criteria, the compensation committee approved the following compensation peer group for 2024. The peer group is the same group used for 2023 except that PDC Energy Inc. was removed as it was acquired during 2024.

Antero Resources Corporation	Coterra Energy Inc.	Matador Resources Corporation
Callon Petroleum Company	EQT Corporation	Range Resources Corporation
Chord Energy Corporation	Expand Energy Corporation	SM Energy Company
CNX Resources Corporation	Gulfport Energy Corporation	Southwestern Energy Company

Determination of Base Salaries

Base salary provides a fixed element of compensation periodically paid to our NEOs, which is generally reviewed annually by the compensation committee. In setting base salary, the compensation committee takes into account the following factors: competitive market data, the NEO's responsibilities, experience, performance, initiative, contributions to our overall performance, managerial ability and handling of special projects. The compensation committee approved the following annual base salaries for 2024 for the NEOs:

Executive	2024	2023	% Increase
M. Jay Allison, Chief Executive Officer	$990,000	$880,000	13%
Roland O. Burns, President and Chief Financial Officer	$625,000	$600,000	4%
Daniel S. Harrison, Chief Operating Officer	$550,000	$500,000	10%
Clifford D. Newell, Chief Commercial Officer	$450,000	$360,000	25%
Daniel K. Presley, Vice President of Accounting	$325,000	$310,000	5%

Determination of Annual Incentives

Annual cash bonuses are designed to promote achievement of our business objectives of increasing stockholder value based on the achievement of financial, strategic and operational objectives during the fiscal year. Our executive officers, including the NEOs, participate in our annual incentive plan.

Under the annual incentive plan, each NEO is provided an annual target bonus opportunity expressed as a percentage of their base salary, taking into account the position and scope of responsibilities of each executive as well as market compensation data. The compensation committee reviewed the bonus target percentages and values for each of the executives and kept them consistent with the prior year. Accordingly, the compensation committee approved the following annual target bonus opportunities for 2024 for the NEOs:

Executive	Threshold (50% of Target)	Target	Maximum (200% of Target)
	(Percentage of Annual Base Salary)
M. Jay Allison, Chief Executive Officer	63%	125%	250%
Roland O. Burns, President and Chief Financial Officer	50%	100%	200%
Daniel S. Harrison, Chief Operating Officer	45%	90%	180%
Clifford D. Newell, Chief Commercial Officer	35%	70%	140%
Daniel K. Presley, Vice President of Accounting	35%	70%	140%

Each NEO had the opportunity to earn cash bonus awards within a range of 0% to a maximum of 200% of the NEO's target bonus opportunity, based on the Company's performance relative to predetermined performance measures and goal levels.

For 2024, performance measures, weighting of each performance measure and goal levels were as follows:

	Weighting	Threshold	Target	Maximum
Return on Average Equity	15%	>=(2%)	>=1%	>=3%
EBITDAX	15%	>= $700 million	>= $900 million	>= $1.1 billion
Operating Cost Improvement	15%	> 2%	>= 3.5%	>= 5%
Well Cost Efficiency (per completed lateral foot)	10%	< $1,675	< $1,575	< $1,375
Relative Total Shareholder Return (percentile relative to peer group)	15%	>20%	>50%	>90%
Reserve Replacement % (reserves added / production)	15%	75%	110%	180%
Other Key Objectives	15%
* Western Haynesville Program
* Environmental Initiatives
* Risk Management
* Safety Record
* Execution of Strategic Plan

The determination of each NEO's 2024 cash bonus payout for each performance measure was based on the following formula:

Annual Target Bonus Amount	X	Percent of Target Earned By Performance Measure	X	Performance Measure Weight	=	Cash Bonus Earned
(% of Base Salary)		(0 - 200%)		(10% or 15%)		(Capped at 200% of Target)

For each metric, performance at the threshold level results in a 50% payout, performance at the target level results in a 100% payout, and performance at or above the maximum level results in a 200% payout. For performance between the threshold, target and maximum goal levels, the percentage of target bonus earned was determined using straight-line interpolation. If achieved performance for a performance measure was below the threshold goal level, no cash bonus was earned for that performance measure.

The Company's achievement of the defined performance goals in 2024 was as follows:

	Achievement	% of Target Earned
Return on Average Equity	(3)%	0%
EBITDAX (1)	$850 million	88%
Operating Cost Improvement	7%	200%
Well Cost Efficiency (per completed lateral foot)	$1,506	135%
Relative TSR	100%	200%
Reserve Replacement (reserves added / production)	170%	186%
Other Key Objectives	4 of the 5	115%
	objectives were achieved
Total		132%
(1)
We define EBITDAX as net income before interest, income taxes and certain non-cash items, including depreciation, depletion and amortization expense, exploration expense and unrealized gains or losses from derivative financial instruments. The following table presents our reconciliation of EBITDAX to the GAAP financial measure of net income:

Year Ended December 31, 2024
(in thousands)
Net income	$(218,754)
Interest expense	210,621
Income taxes	(149,075)
Depreciation, depletion, and amortization	795,397
Unrealized gain from derivative financial instruments	197,607
Stock-based compensation	15,261
Gain on sale of assets	(875)
EBITDAX	$850,182

The compensation committee evaluated the achievement of other key objectives for plan year 2024 as listed in the table above. Execution of the strategic plan, strong performance in the Western Haynesville, a continued record of safety and low greenhouse gas emissions were the major factors that drove the compensation committee's determination. Based on the achievement relative to the performance measures and goals set for 2024, the NEOs earned payouts of 132% of their target bonus opportunity as shown in the "Non-Equity Incentive Plan" column of the "Summary Compensation Table" below. Financial metrics were weighted down by low natural gas prices in 2024.

2024 Transaction Bonus

In 2024, the Compensation Committee awarded a special, one-time bonus to the executive management team of $7.0 million in the aggregate in recognition of the major acreage acquisitions completed in 2024 in the Western Haynesville. The transaction bonus was allocated to each executive officer based on their target annual incentive bonus. $2.3 million was awarded to the CEO and the balance to the other executive officers, with the NEOs' bonuses being shown in the "Bonus" column of the "Summary Compensation Table" below. During 2024, management was able to add approximately 265,000 net acres in the Western Haynesville exploratory play at a cost of $401 per net acre.

Determination of Long-term Incentive Awards

Each year, we grant LTI awards to our NEOs to align the interests of our NEOs with the interests of our stockholders, provide competitive total compensation opportunities and support the attraction and retention of key talent. Long-term incentive awards are governed under the terms of the Company's 2019 Long-term Incentive Plan (the "2019 Plan"). The compensation committee approved NEOs' 2024 target LTI award values taking into account market competitive data, individual performance and the roles and responsibilities of each NEO.

In recent years, the compensation committee’s practice has generally been to grant annual long-term incentive awards at its first meeting after the prior year financial results have been approved by the audit committee, which is usually scheduled well in advance. Additionally, the compensation committee retains discretion to grant equity awards at other times when and as it may determine to be appropriate. The release of material nonpublic information is not taken into account in determining the timing and terms of equity award grants, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

2024 Restricted Stock Awards. In 2024, the committee approved grants of restricted shares for the NEOs as follows:

Executive	Restricted Stock Awards
	(Shares)(1)	(Grant Date Target Value)
M. Jay Allison, Chief Executive Officer	463,220	$3,534,369
Roland O. Burns, President and Chief Financial Officer	237,564	$1,812,613
Daniel S. Harrison, Chief Operating Officer	90,105	$687,501
Clifford D. Newell, Chief Commercial Officer	44,233	$337,498
Daniel K. Presley, Vice President of Accounting	21,298	$162,504
(1)
The number of shares awarded was determined by dividing the target value by the closing price of the Company's stock on the grant date.

Each of these grants vests ratably over a three year period, provided that the NEO is employed through each vesting date. Upon each vesting date, one-third of the NEO's restricted stock award will become free of any restrictions. Generally, if a NEO should terminate employment prior to a vesting date, any remaining unvested restricted shares would be forfeited.

2024 PSUs. In 2024, the committee approved a grant of PSUs for the NEOs as follows:

Executive	PSU Awards
	(Units)(1)	(Grant Date Target Value)
M. Jay Allison, Chief Executive Officer	324,377	$2,474,997
Roland O. Burns, President and Chief Financial Officer	143,349	$1,093,753
Daniel S. Harrison, Chief Operating Officer	90,105	$687,501
Clifford D. Newell, Chief Commercial Officer	44,233	$337,498
Daniel K. Presley, Vice President of Accounting	21,298	$162,504
(1)
The number of units awarded was determined by dividing the target value by the closing price of the Company's stock on the grant date.

The number of PSUs earned is based on the Company's TSR relative to a peer group over a three year performance period that began February 19, 2024 and will end February 18, 2027 as shown in the table below:

Level of Performance	Relative TSR Performance Over Specified Performance Period	# of Earned PSUs
Maximum	90th Percentile of Peer Group	200% of Target
Target	50th Percentile of Peer Group	100% of Target
Threshold	20th Percentile of Peer Group	50% of Target
Below Threshold	Below 20th Percentile of Peer Group	0% of Target

The committee approved the following natural gas producer peer and index group to measure the Company's TSR performance:

Antero Resources Corporation	Range Resources Corporation
CNX Resources Corporation	SPDR S&P Oil and Gas
Coterra Energy, Inc.	Exploration & Production ETF
EQT Corporation	Silverbow Resources, Inc.
Expand Energy Corporation	Southwestern Energy Company

For performance that falls between threshold and target or between target and maximum, the number of PSUs earned is determined through interpolation. In the event that the Company's TSR is negative, the percentage of the target number of PSUs earned is limited to 100% of the target award. If performance is below the threshold level, no PSUs will be earned. The number of PSUs earned at the end of a performance period will be settled in a like number of shares of our common stock.

Generally, an NEO also must remain employed with us through the end of the performance period for any PSUs to be earned so that the PSUs provide an additional retention incentive as well as an incentive to create value for our stockholders.

Payout of 2021 PSUs. In 2021, the compensation committee awarded PSUs that would be earned based on the Company's relative TSR over a three-year performance period that ended during 2024. These PSUs vested at 175% of target due to the Company's TSR of 104%, which placed it in the 80th percentile of the peer group used to measure TSR performance during the performance period for the awards. The peer group and other terms of these awards are disclosed in the Company's proxy statement filed in 2022.

Deferred Compensation Plan

We cover each of our NEOs under a deferred compensation plan which is funded through life insurance. The purpose of this plan is to provide each NEO additional savings for their retirement as well as additional life insurance protection. Under this plan, we contribute an amount equal to five percent of each NEO's annual cash compensation to pay premiums on a variable universal life insurance policy. Each NEO directs the investment of the policy's cash value among a selection of mutual funds offered by the life insurance carrier.

During employment, each NEO may designate a beneficiary to receive payment of the death benefit under the variable life insurance policy (reduced by the amount of the premiums paid into the plan, which are repaid to us), but has no other rights of ownership in the policy. Upon an NEO's termination of employment, the policy will be transferred to the NEO. In 2024, we paid premiums of $360,925 on the variable life insurance policies for our NEOs.

Other Benefits

Our executive officers receive medical, group life insurance and other benefits including matching contributions under our 401(k) plan that are available generally to all of our salaried employees over 21 years of age. We have no defined benefit retirement plans for any of our employees. As noted in the Summary Compensation Table below, we also make our corporate aircraft available to certain executive officers for personal use.

We also have employment agreements with our CEO and our President that provide for these executives to receive certain prescribed benefits based upon an involuntary termination of their employment (with enhanced severance if such termination occurs in connection with a change in control). The compensation committee believes that it is in our best interests as well as the best interests of our stockholders to offer such benefits to these executive officers. We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives. The compensation committee believes that providing change in control benefits to senior executives allows them to evaluate objectively whether a potential change in control transaction is in the best interest of our stockholders, without having to be concerned regarding their future employment. It allows them to focus on the negotiations during such a transaction when we would require thoughtful leadership to ensure a successful outcome.

Other Compensation Matters

Stock Ownership

We have robust stock ownership requirements for our Board and executive officers. See page 13 for a description of our policies.

Limitation on Income Tax Deduction for Executive Compensation

Section 162(m) of the Internal Revenue Code, as modified by the Tax Cuts and Jobs Act, generally limits the corporate income tax deduction for compensation paid to any individual who served as the chief executive officer or chief financial officer at any time during the taxable year and the three other most highly compensated officers (other than the chief executive officer and chief financial officer) for the taxable year. These five individuals are considered "covered employees". Once an individual becomes a covered employee for any taxable year, that individual will remain a covered employee for all future years. All compensation paid to a covered employee in excess of $1 million is nondeductible, including post-termination and post-death payments, severance, deferred compensation and payments from nonqualified plans.

Compensation Risk Assessment

The compensation committee reviewed the possible relationship between risk and our incentive compensation program for all employees. The compensation committee believes that our compensation policies and practices do not encourage excessive risk and are not reasonably likely to have a material adverse effect on the Company. The following design elements of our incentive compensation program are intended to mitigate excessive risk taking: (1) basing cash bonuses on the achievement of objective performance metrics that link directly into our business plan, (2) linking a significant portion of NEO total compensation to changes in our share price, which helps to align the interests of the NEOs with that of our stockholders, (3) basing PSU payouts on the Company TSR relative to a peer group, (4) striking an appropriate balance between short-term and long-term incentives to ensure that our NEOs maintain a balanced focus on both short-term financial objectives and long-term share stockholder value creation, (5) the vesting of restricted stock awards annually over three years, (6) stock ownership and retention requirements for our NEOs, (7) having maximum payout caps on incentive compensation and (8) having a clawback policy.

Clawback Provisions

In accordance with SEC and NYSE requirements, the compensation committee has adopted an Executive Compensation Clawback Policy (the "Clawback Policy"), which provides that in the event we are required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements under federal securities laws and unless an exception applies, the Company will seek to recover incentive-based compensation awarded to current or former executives of the Company, including NEOs ("Covered Employees") based on the Company's attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.

The Company also has a right of recoupment in the event of a Covered Employee's misconduct. "Misconduct" is defined in the Clawback Policy as including, but not limited to, a material breach of the Covered Employee's employment agreement; gross negligence or willful misconduct in the performance of the Covered Employee's duties; and breach of any fiduciary duty owed to the Company, including, without limitation, engaging in competitive acts while employed by the Company. In the event of a Covered Employee's misconduct, the Clawback Policy provides the Company with the right to recoup stock-based and other incentive compensation or severance compensation that the Covered Employee was awarded and paid within a specified time period and cause the forfeiture of such Covered Employee's outstanding incentive awards or severance compensation that has not yet become due or payable.

2024 Summary Compensation Table

The following table reflects the elements of compensation earned by, or awarded to, our NEOs under our executive compensation programs for the applicable year.

Salary: Values shown represent the base salary earnings of the NEOs.

Bonus: Values reflect any discretionary cash bonus earned by the NEO.

Stock Awards: This column represents the grant date fair value of grants of restricted stock and PSUs. The Company did not grant stock options to the NEOs during any of the years covered by the table, and no NEO holds any outstanding stock options.

Non-Equity Incentive Plan Compensation: This column represents the cash bonus earned under the Company's Annual Incentive Plan.

Non-Qualified Deferred Compensation Earnings: This column reflects "above market" earnings on non-qualified deferred compensation plans. This is the difference between (i) actual earnings on the cash surrender values of universal life insurance policies owned by us insuring each executive under our Executive Life Insurance Plan, and (ii) market interest rates, as determined pursuant to the SEC's rules.

All Other Compensation: This column represents the value of the additional benefits provided by us that include the employer match under our 401(k) plan, life insurance premiums paid by us for the benefit of certain executive officers and incremental costs incurred by the Company for personal use of our corporate aircraft by certain executives.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
M. Jay Allison	2024	$990,000	$2,257,797	$6,677,582	$1,633,500	$680,119	$296,534	$12,535,532
Chief Executive Officer	2023	$880,000	$2,900,000	$4,517,889	$654,720	$646,634	$316,901	$9,916,144
	2022	$880,000	$2,900,000	$5,912,168	$1,900,800	—	$266,605	$11,859,573
Roland O. Burns	2024	$625,000	$1,212,120	$3,201,665	$825,000	$414,682	$159,171	$6,437,638
President and Chief	2023	$600,000	$1,144,000	$3,075,966	$372,000	$411,349	$171,011	$5,774,326
Financial Officer	2022	$600,000	$1,144,000	$4,288,266	$1,080,000	—	$118,031	$7,230,297
Daniel S. Harrison	2024	$550,000	$908,119	$1,560,619	$653,400	$13,635	$24,525	$3,710,298
Chief Operating Officer	2023	$500,000	—	$1,195,909	$279,000	$15,290	$23,124	$2,013,323
	2022	$483,000	—	$1,209,225	$782,460	—	$21,195	$2,495,880
Clifford D. Newell(5)	2024	$450,000	$571,541	$766,116	$475,200	$21	$21,418	$2,284,296
Chief Commercial	2023	$360,000	—	$473,582	$156,240	$103	$20,289	$1,010,214
Officer	2022	—	—	—	—	—	—	—
Daniel K. Presley	2024	$325,000	$428,252	$368,881	$300,300	$163,399	$24,951	$1,610,783
Vice President of	2023	$310,000	—	$315,127	$134,540	$147,522	$22,387	$929,576
Accounting	2022	$300,000	—	$319,210	$378,000	—	$20,306	$1,017,516

(1)
These amounts include payment of a retention bonus of $2,900,000 for Mr. Allison and $1,144,000 for Mr. Burns during 2022 and 2023 resulting from a 2018 change in control of the Company. The final payment under these retention bonus arrangements was made in August 2023. The 2024 amounts represent a special, one-time transaction bonus resulting from the successful execution of two significant leasehold acreage transactions during 2024.
(2)
The amounts in this column represent the aggregate grant date fair value of restricted stock grants and PSUs during the applicable fiscal year as determined in accordance with applicable accounting rules. The Company's PSUs are valued using the Geometric Brownian Motion model as of the grant date assuming a target number of shares would be payable as this is deemed to be the "probable" payout at the time of grant consistent with the estimate of compensation cost to be recognized over the service period. Actual payouts with respect to PSUs can range from zero to two times the target number of PSUs awarded based on the relative ranking of the Company's TSR in comparison to the TSR's of the peer group selected for the award by the compensation committee over the applicable three-year performance period. If the Company's relative TSR performance is below the threshold performance, no shares will be paid. If the Company's performance places it at or above the 90th percentile among its peers, a maximum of two times the target number of shares will be paid. The grant date fair value of the PSUs granted in 2024 is set forth in the Grants of Plan-Based Awards Table below. The grant date fair value of the PSUs granted to each of the NEOs in 2024 assuming the maximum performance level is achieved would be as follows: Mr. Allison, $6,286,426; Mr. Burns, $2,778,104; Mr. Harrison, $1,746,235; Mr. Newell, $857,236; and Mr. Presley, $412,755. For the assumptions used by the Company to value equity awards granted in 2024, see Note 7 (“Stock-based Compensation”) to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K filed with the SEC on February 21, 2025 (and for awards granted in prior years, the corresponding note in the Company's Annual Report on Form 10-K for that fiscal year).
(3)
Excludes losses from the Company's deferred compensation plans in 2022 as follows: Mr. Allison $1,272,078; Mr. Burns $758,682; Mr. Harrison $37,630; and Mr. Presley $320,558. Amounts for 2023 and 2024 reflect above-market aggregate earnings. See the "Non-qualified Deferred Compensation table".

(4)
All other compensation for 2024 is detailed in the following table:

Name	Personal Aircraft Use	401(k) Matching Contributions	Life Insurance Benefits	Total
M. Jay Allison	$129,471	$20,700	$146,363	$296,534
Roland O. Burns	$89,733	$20,700	$48,738	$159,171
Daniel S. Harrison	—	$20,700	$3,825	$24,525
Clifford D. Newell	—	$20,700	$718	$21,418
Daniel K. Presley	—	$20,700	$4,251	$24,951
(5)
Mr. Newell joined the Company on December 5, 2022 and became a NEO in 2023.

Grants of Plan-Based Awards in 2024

In 2024, the compensation committee made the following awards under the Annual Incentive Plan to the NEOs:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name and Principal Position	Threshold	Target	Maximum
M. Jay Allison, Chief Executive Officer	$618,750	$1,237,500	$2,475,000
Roland O. Burns, President and Chief Financial Officer	$312,500	$625,000	$1,250,000
Daniel S. Harrison, Chief Operating Officer	$247,500	$495,000	$990,000
Clifford D. Newell, Chief Commercial Officer	$157,500	$315,000	$630,000
Daniel K. Presley, Vice President of Accounting	$113,750	$227,500	$455,000

The threshold, target and maximum amounts represent the potential amount payable under the annual incentive plan based upon achievement of the performance goals established for 2024.

On February 19, 2024, the compensation committee made the following equity-based awards under the 2019 Plan to the NEOs:

	Restricted Stock Awards	Grant Date
Name and Principal Position	Number of Shares of Stock(1)	Fair Value of Stock Awards(2)
M. Jay Allison, Chief Executive Officer	463,220	$3,534,369
Roland O. Burns, President and Chief Financial Officer	237,564	$1,812,613
Daniel S. Harrison, Chief Operating Officer	90,105	$687,501
Clifford D. Newell, Chief Commercial Officer	44,233	$337,498
Daniel K. Presley, Vice President of Accounting	21,298	$162,504
(1)
The restricted stock awards granted on February 19, 2024 vest one-third on each of February 18, 2025, 2026 and 2027.
(2)
The grant date fair value of restricted stock awards was based upon the closing price for the Company's stock.

	Estimated Future Payouts Under Equity Incentive Plan Awards (Units)(1)			Grant Date Fair Value of Stock
Name and Principal Position	Threshold	Target	Maximum	Awards(2)
M. Jay Allison, Chief Executive Officer	162,189	324,377	648,754	$3,143,213
Roland O. Burns, President and Chief Financial Officer	71,675	143,349	286,698	$1,389,052
Daniel S. Harrison, Chief Operating Officer	45,053	90,105	180,210	$873,117
Clifford D. Newell, Chief Commercial Officer	22,117	44,233	88,466	$428,618
Daniel K. Presley, Vice President of Accounting	10,649	21,298	42,596	$206,378
(1)
This amount represents PSUs granted under the 2019 Plan. PSUs represent the right to receive, upon settlement of the PSUs after the completion of a vesting period, a number of shares of our common stock that may be from zero to two times the number of PSUs granted on the award date, depending on the extent to which our performance criteria have been achieved. The performance criteria for the PSUs are based on the relative ranking of our TSR and the TSR of selected peer companies over a three-year period.
(2)
The grant date fair value of PSUs was determined based on a Geometric Brownian Motion model. See Note (1) to the Summary Compensation Table above for more information.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth certain information with respect to the value of outstanding equity awards held by our NEOs at December 31, 2024. There were no stock option awards outstanding.

		Stock Awards
Name and Principal Position	Year Granted	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested (1)	Number of Equity Incentive Awards That Have Not Vested		Market Value of Equity Incentive Awards That Have Not Vested (1)
M. Jay Allison	2022	72,472	(2)	$1,320,440	157,142	(3)	$2,863,127
Chief Executive Officer	2023	182,358	(4)	$3,322,563	269,388	(5)	$4,908,249
	2024	463,220	(6)	$8,439,868	648,754	(7)	$11,820,298
Roland O. Burns	2022	49,262	(2)	$897,554	107,142	(3)	$1,952,127
President and Chief Financial Officer	2023	124,035	(4)	$2,259,918	183,674	(5)	$3,346,540
	2024	237,564	(6)	$4,328,416	286,698	(7)	$5,223,638
Daniel S. Harrison	2022	9,584	(2)	$174,620	57,500	(3)	$1,047,650
Chief Operating Officer	2023	34,014	(4)	$619,735	102,040	(5)	$1,859,169
	2024	90,105	(6)	$1,641,713	180,210	(7)	$3,283,426
Clifford D. Newell	2022	3,136	(2)	$57,138	18,818	(3)	$342,864
Chief Commercial Officer	2023	13,470	(4)	$245,423	40,408	(5)	$736,234
	2024	44,233	(6)	$805,925	88,466	(7)	$1,611,851
Daniel K. Presley	2022	2,532	(2)	$46,133	15,178	(3)	$276,543
Vice President of Accounting	2023	8,963	(4)	$163,306	26,888	(5)	$489,899
	2024	21,298	(6)	$388,050	42,596	(7)	$776,099
(1)
Market value was based on the closing price for our common stock on the last trading day of 2024 of $18.22 per share.
(2)
This restricted stock award vests on June 13, 2025.
(3)
This PSU award has a three-year performance period ending on June 16, 2025 which requires the NEO to remain employed during the performance period. The number of PSUs presented is based on the achievement of relative TSR performance at the 90th percentile compared to the peer group during the performance period with 200% of target PSUs vesting.
(4)
This restricted stock award vests in equal parts on each of June 5, 2025 and 2026.
(5)
This PSU award has a three-year performance period ending on June 5, 2026 which requires the NEO to remain employed during the performance period. The number of PSUs presented is based on the achievement of relative TSR performance at the 90th percentile compared to the peer group during the performance period with 200% of target PSUs vesting.
(6)
This restricted stock award vests one-third on each of February 18, 2025, 2026 and 2027.
(7)
This PSU award has a three-year performance period ending on February 18, 2027 which requires the NEO to remain employed during the performance period. The number of PSUs presented is based on the achievement of relative TSR performance at the 90th percentile compared to the peer group during the performance period with 200% of target PSUs vesting.

Stock Vested

The following table sets forth certain information with respect to the value of restricted stock and PSUs which vested during the year ended December 31, 2024.

	Restricted Stock		Performance Share Units
Name and Principal Position	Number of Shares Acquired on Vesting	Value Realized on Vesting	Number of Shares Acquired on Vesting	Value Realized on Vesting
M. Jay Allison, Chief Executive Officer	163,650	$1,876,670	—	—
Roland O. Burns, President and Chief Financial Officer	111,279	$1,276,111	—	—
Daniel S. Harrison, Chief Operating Officer	51,934	$602,697	140,765	$1,646,951
Clifford D. Newell, Chief Commercial Officer	13,006	$148,855	—	—
Daniel K. Presley, Vice President of Accounting	13,685	$158,813	37,064	$433,649

Non-qualified Deferred Compensation

Under our Executive Life Insurance Plan, we contribute annually five percent of each executive's annual cash compensation to purchase a variable universal life insurance policy on their life. During employment, executives may designate a beneficiary to receive payment of the death benefit (reduced by the amount of the premiums paid by us, which are repaid to us), but has no other rights of ownership in the policy. Upon their having attained four years of service and electing retirement, or upon a change in control, the policy is transferred to them. No withdrawals or distributions were made during 2024. The following table sets forth certain information with respect to the non-qualified deferred compensation of the NEOs in 2024:

Name and Principal Position	2024 Company Contributions(1)	Aggregate Earnings(2)	Aggregate Balance at End of Year
M. Jay Allison, Chief Executive Officer	$131,146	$978,198	$6,641,211
Roland O. Burns, President and Chief Financial Officer	$75,346	$598,931	$3,842,465
Daniel S. Harrison, Chief Operating Officer	$58,813	$27,711	$359,872
Clifford D. Newell, Chief Commercial Officer	$38,565	$616	$50,760
Daniel K. Presley, Vice President of Accounting	$32,006	$213,881	$1,184,279
(1)
Company contributions have not been included in the Summary Compensation Table.
(2)
Above market portion of the aggregate earnings has been included in the Summary Compensation Table in each year.

Potential Payments upon Termination or Change in Control

Employment Agreements

We have employment agreements with our CEO and President. The employment agreements provide that these executives will maintain the confidentiality of our confidential and proprietary information for as long as the information is not publicly disclosed. These agreements include separate provisions wherein our CEO and President will receive certain prescribed benefits based upon changes in their employment status or in the event of a change in control as described below. The compensation committee believes that it is in our best interests as well as the best interests of our stockholders to offer such benefits to these executive officers. We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives. The compensation committee believes that providing change in control benefits to senior executives allows them to evaluate objectively whether a potential change in control transaction is in the best interest of our stockholders, without having to be concerned regarding their future employment. It allows them to focus on the negotiations during such a transaction when we would require thoughtful leadership to ensure a successful outcome.

A "change in control" is defined to include a variety of events, including significant changes in stock ownership, changes in our Board, certain mergers and consolidations, and the sale or disposition of all or substantially all of our consolidated assets.

Potential Payments Upon Termination

Under the employment agreements for the CEO and President, we are required to provide compensation to these officers in the event we terminate the executive's employment without cause or the executive terminates his employment with good reason, including assignment of duties inconsistent with his position or requiring him to be based at another location. The agreements provide for the payment of severance benefits if the executive's employment is terminated by us without cause or by the executive for good reason (other than within twenty-four months following a change in control) in an amount equal to 150% of the sum of his then current salary and target bonus, plus a payment equal to the cost of continued medical benefits for eighteen months. If the executive dies, the agreements provide for payment of six months of annualized total compensation (current base salary and target bonus) to the executive's estate. In each case, the executive (or the executive's estate) would also be entitled to a pro-rated bonus for the year in which the termination occurs.

If there is a change in control and, within twenty-four months thereafter, the executive's employment is terminated by us without cause or the executive terminates his employment for good reason, the severance benefit payable to the executive is 299% of the sum of his base salary and target bonus plus a payment equal to the cost of continued medical benefits for eighteen months (and a pro-rated bonus for the year of termination).

The NEOs hold outstanding equity awards granted under our 2019 Plan. Unless otherwise provided in the award agreement, awards granted under the 2019 Plan that are outstanding at the time of a change in control will fully vest if either (i) the award is not assumed by the acquiring or successor entity or (ii) the holder's employment is terminated by the Company without cause or by the holder for good reason (as such terms are defined in the award agreement) following the change in control.

The following tables quantify compensation that would become payable under the employment agreements and other arrangements if the NEO's employment had terminated in the circumstances described above on December 31, 2024, based on, where applicable, our closing stock price on that date. Due to the number of factors that affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be different.

Involuntary Termination Without Cause or Termination With Good Reason

Name and Principal Position	Cash Severance(1)	Continuation of Health Benefits(2)	Total
M. Jay Allison, Chief Executive Officer	$3,267,000	$35,022	$3,302,022
Roland O. Burns, President and Chief Financial Officer	$1,875,000	$35,022	$1,910,022
Daniel S. Harrison, Chief Operating Officer	—	—	—
Clifford D. Newell, Chief Commercial Officer	—	—	—
Daniel K. Presley, Vice President of Accounting	—	—	—
(1)
For Mr. Allison and Mr. Burns, amount is equal to 150% of the annual salary and target bonus.
(2)
For Mr. Allison and Mr. Burns, amount is equal to the cost of continued medical and dental coverage for 18 months for Messrs. Allison and Burns.

Involuntary Termination Following a Change in Control

Name and Principal Position	Cash Severance(1)	Continuation of Health Benefits(2)	Value of Unvested Stock Awards(3)	Total
M. Jay Allison, Chief Executive Officer	$6,512,220	$35,022	$32,674,546	$39,221,788
Roland O. Burns, President and Chief Financial Officer	$3,737,500	$35,022	$18,008,192	$21,780,714
Daniel S. Harrison, Chief Operating Officer	—	—	$8,626,314	$8,626,314
Clifford D. Newell, Chief Commercial Officer	—	—	$3,799,434	$3,799,434
Daniel K. Presley, Vice President of Accounting	—	—	$2,140,031	$2,140,031
(1)
For Mr. Allison and Mr. Burns, this amount is equal to 299% of their annual base salary and target bonus.
(2)
Amount equal to the cost of continued medical and dental coverage for 18 months for Messrs. Allison and Burns.
(3)
The value of the stock awards is based on our December 31, 2024 closing stock price of $18.22 per share and the number of shares or units that would have accelerated upon the termination; the value of outstanding and unvested PSU awards is determined assuming achievement of maximum award performance. As noted above, such accelerated vesting may also occur upon a change in control if the award is not assumed by the acquiring successor entity.

Ratio of Annual Compensation for the CEO to our Median Employee

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the 2024 total compensation of our Chairman and CEO, Mr. Allison, and the median of the 2024 total compensation of our employees (excluding the Chairman and CEO).

For 2024, our last completed fiscal year:

•
The annual total compensation of our Chairman and CEO was $12,535,532; and
•
The median of the annual total compensation of our employees (excluding our Chairman and CEO) was $147,832.

Based on this information, for 2024, we estimate the ratio of the annual total compensation of our Chairman and CEO to the median of the annual total compensation of all employees to be 85:1.

We identified our median employee and determined the pay ratio using the methodology and the material assumptions, adjustments, and estimates described below.

•
We determined that, as of December 31, 2024, our employee population of full-time, part-time and temporary employees consisted of 256 individuals working at our parent company and all consolidated subsidiaries.
•
To identify the "median employee" from our employee population, we first determined the amount of each employee's "taxable earnings" for the period January 1, 2024 through December 31, 2024.
•
We then identified our median employee from our employee population by arraying and sorting the employees by the foregoing earnings measure and choosing the employee ranked in the middle of the population.
•
The annual total compensation for our Chairman and CEO represents the amount reported for our Chairman and CEO in the "Total" column of our 2024 Summary Compensation Table included on page 38 of this Proxy Statement.
•
The annual total compensation of our median employee was calculated based on the same methodology used to determine our named executive officers' compensation disclosed in our 2024 Summary Compensation Table.

We believe the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratios reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

The following table sets forth additional information concerning the compensation of our Principal Executive Officer ("PEO") and other NEOs ("Non-PEO NEOs") for each of the last five fiscal years in accordance with SEC regulations.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (Loss)	Return on Average Equity(5)
							(in thousands)
2024	$12,535,532	$32,331,075	$3,510,754	$8,744,471	$233.45	$158.04	$(218,754)	(3)%
2023	$9,916,144	$7,125,212	$2,431,860	$1,253,368	$113.40	$159.64	$211,894	6%
2022	$11,859,573	$14,726,348	$2,570,956	$4,378,002	$167.72	$154.15	$1,124,868	62%
2021	$8,955,930	$9,391,041	$2,499,800	$2,931,627	$98.30	$106.04	$(259,225)	27%
2020	$5,327,544	$1,109,834	$1,698,645	$303,066	$53.10	$63.60	$(83,413)	4%

(1)
Amounts represent the total compensation reported for our CEO, Mr. Allison, in the Summary Compensation Table for the fiscal years ended December 31, 2024, 2023 and 2022 (and for earlier years, the Summary Compensation Table that appeared in our proxy statement for the applicable year). Mr. Allison served as the CEO for each of the years presented.
(2)
Amounts include (i) the Summary Compensation Table total compensation for the applicable fiscal year, less (ii) the aggregate grant date fair value of stock awards granted during that year (as reported in the “Stock Awards” column of the Summary Compensation Table for the year), plus (iii) the adjusted value of the stock awards over the years reported in the table as described in more detail in the reconciliation tables below. None of our NEOs were granted options or held any outstanding options during any of the years covered by the table. The amounts reported in this column in last year's proxy for 2023 were not correct due to an error in calculating the equity award values and have been corrected in this table.
(3)
Amounts represent the total average compensation for our NEOs, other than our CEO, which were Mr. Burns, Mr. Harrison, David J. Terry (who resigned in 2022) and Mr. Presley for years 2020 and 2021 and Mr. Burns, Mr. Harrison, David J. Terry, Patrick H. McGough, and Mr. Presley in 2022. Our 2023 and 2024 NEOs, other than our CEO, were Mr. Burns, Mr. Harrison, Mr. Newell and Mr. Presley.
(4)
Reflects total shareholder return of the SPDR S&P Oil and Gas Exploration and Production ETF ("XOP"), weighted according to market capitalization at the beginning of each period for which a return is reported. For the Company and XOP, the amount reported represents cumulative total shareholder return on a fixed investment of $100 in the Company's common stock or XOP, as applicable, for the period beginning on the last trading day of fiscal year 2019 through the end of the applicable fiscal year and is calculated assuming the reinvestment of dividends.
(5)
Return on average equity, which we conclude to be a key metric in our annual incentive plan, was calculated by dividing adjusted net income available to common stockholders by average stockholders' equity for each year presented. See calculation in the table below:

	2024	2023	2022	2021	2020
	($ in thousands)
Net income (loss) available to common stockholders	$(218,754)	$211,894	$1,124,868	$(259,225)	$(83,413)
Unrealized (gain) loss from derivative financial instruments	197,607	(107,311)	(200,193)	140,934	124,545
Loss on early retirement of debt	—	—	46,840	352,599	861
(Gain) loss on sale of assets	(875)	(125)	(340)	162,077	(17)
Non-cash amortization from adjusting debt assumed in acquisition to fair value	—	—	4,174	12,621	22,112
Exploration expense	—	1,775	8,287	—	—
Non-cash accretion from adjusting preferred stock issued in acquisition to fair value	—	—	—	—	5,417
Impairment of unevaluated natural gas and oil properties	—	—	—	—	27
Adjustment to (provision for) benefit from income taxes	(46,981)	26,450	39,011	(106,000)	(19,930)
Adjusted net income available to common stockholders	$(69,003)	$132,683	$1,022,647	$303,006	$49,602
Average stockholders' equity	$2,299,719	$2,318,364	$1,645,547	$1,139,776	$1,204,898
Return on average equity	(3)%	6%	62%	27%	4%

The following table reconciles the amounts in the "Compensation Actually Paid to PEO" from the table above to the Summary Compensation Table Total for the PEO.

Year	Summary Compensation Table Total for PEO	Grant Date Fair Value of Stock Awards(1)	Value of Stock Awards Granted During the Year(2)	Increase (Decrease) in Value of Unvested Stock Awards Granted in Prior Years(2)	Increase (Decrease) in Value from Prior Year Stock Awards That Vested During the Year(2)	Dividends	Compensation Actually Paid to PEO
2024	$12,535,532	$(6,677,582)	$19,465,442	$6,579,316	$428,367	$—	$32,331,075
2023	$9,916,144	$(4,517,889)	$3,629,007	$(1,805,202)	$(255,822)	$158,974	$7,125,212
2022	$11,859,573	$(5,912,168)	$4,324,309	$—	$4,427,457	$27,177	$14,726,348
2021	$8,955,930	$—	$—	$231,330	$203,781	$—	$9,391,041
2020	$5,327,544	$—	$—	$(3,965,295)	$(252,415)	$—	$1,109,834

(1)
Amount represents grant date fair value of the restricted stock and PSU grants to our CEO as reported in the "Stock Awards" column in the Summary Compensation Table on page 38 and the corresponding table in the proxy statement for earlier years.
(2)
Value is based on the change in our stock price between the beginning of the fiscal year (or the grant date in the case of awards granted during the year) and the end of the fiscal year (or the vesting date in the case of awards that vested during the year).

The following table reconciles the amounts in the "Average Compensation Actually Paid to Non-PEO NEOs" from the table above to the Average Summary Compensation Table Total for Non-PEO NEOs.

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Grant Date Fair Value of Stock Awards(1)	Average Value of Stock Awards Granted During the Year(2)	Average Increase (Decrease) in Value of Unvested Stock Awards Granted in Prior Years(2)	Average Increase (Decrease) in Value from Prior Year Stock Awards That Vested During the Year(2)	Average Dividends	Average Compensation Actually Paid to Non-PEO NEOs
2024	$3,510,754	$(1,474,320)	$4,331,651	$1,931,733	$444,653	$—	$8,744,471
2023	$2,431,860	$(1,265,146)	$994,781	$(895,300)	$(58,357)	$45,530	$1,253,368
2022	$2,570,956	$(1,341,843)	$943,124	$679,890	$1,516,779	$9,096	$4,378,002
2021	$2,499,800	$(482,145)	$665,299	$169,944	$78,729	$—	$2,931,627
2020	$1,698,645	$(490,979)	$357,751	$(1,186,819)	$(75,532)	$—	$303,066

(1)
Amounts represent average grant date fair value of the restricted stock and PSU grants to our Non-PEO NEOs as reported in the "Stock Awards" column in the Summary Compensation Table on page 38 and the corresponding table in the proxy statement for earlier years.
(2)
Value is based on the change in our stock price between the beginning of the fiscal year (or the grant date in the case of awards granted during the year) and the end of the fiscal year (or the vesting date in the case of awards that vested during the year).

The following table identifies the most important performance measures used to link compensation actually paid to our NEOs to company performance. The role of each of these performance measures on our NEOs' compensation is discussed in the CD&A on page 33.

Performance Measures
Return on Average Equity	Operating Cost Improvement	Relative Total Shareholder Return
EBITDAX	Well Cost Efficiency	Reserve Replacement

The following charts reflect the alignment of compensation actually paid to trends in the Company's TSR, net income and return on equity over the three-year period ended December 31, 2024.

Other Business

The Board does not know of any business that will properly come before the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxies.

Additional Information

Stockholder Proposals and Nominations for the 2026 Annual Meeting

Any stockholder who desires to submit a proposal or director nominee for consideration at our annual meeting of stockholders in 2026 and wishes to have such proposal or nominee included in our proxy materials must submit the proposal or nominee to us at our principal executive offices no later than December 30, 2025 unless we notify the stockholder otherwise. Only those proposals or nominations that are timely received by our Corporate Secretary and proper for stockholder action (and otherwise in accordance with Rule 14a-8 of the Exchange Act) will be included in our proxy materials.

Written request for inclusion of any stockholder proposal or director nomination should be addressed to: Roland O. Burns, Corporate Secretary, Comstock Resources, Inc., 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034. We recommend that such proposal be sent by certified mail, return receipt requested. Any stockholder who intends to bring business to the annual meeting of stockholders in 2026 (including any director nominations), but not include the business in our proxy statement, must give written notice to our Corporate Secretary at the address set forth above by not earlier than February 3, 2026 and not later than March 5, 2026. Such notice must comply in all respects with the requirements set forth in our bylaws.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than our Board's nominees at the 2026 annual meeting must deliver written notice to our Company setting forth the information required by Rule 14a-19 under the Exchange Act no later than April 4, 2026. However, if the date of the 2026 annual meeting is a date before May 4, 2026, or after July 3, 2026, written notice must be received by the later of 60 days prior to the date of the 2026 annual meeting of the 10th calendar day following the day on which public announcement of the date of the 2026 annual meeting of stockholder is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our bylaws as described above.

There were no stockholder proposals submitted for the 2025 Annual Meeting.

Electronic Delivery of Proxy Statement and Annual Report

Stockholders who received printed copies of the proxy materials can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save Comstock the cost of producing and mailing these documents, reduce the amount of mail you receive and help preserve environmental resources.

You may sign up for this option by:

•
following the instructions provided on your Proxy Card; or
•
following the instructions provided when you vote over the Internet.

If you choose to view future proxy statements and annual reports over the Internet and you are a street-name stockholder as of the applicable record date, you will receive an e-mail message next year containing the Internet address to use to access Comstock's proxy statement and annual report. The e-mail also will include instructions for voting over the Internet. You will have the opportunity to opt out at any time by following the instructions on www.proxyvote.com. You do not have to re-elect Internet access each year.

Householding of Annual Meeting Materials

Unless we have received contrary instructions, we may send a single copy of the Notice or proxy materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at any one household and helps to reduce our expenses.

However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below, and we will send a separate copy to each stockholder.

If the shares are registered in the name of the stockholder, the stockholder should contact us at 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034, Attn: Investor Relations, telephone number (800) 877-1322 to inform us of their request. If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Stockholder List

A list of stockholders of record will be available for examination at the Company's corporate headquarters during normal business hours for a period of ten days prior to the Annual Meeting and will be produced at the Annual Meeting.

ANNUAL REPORT ON FORM 10-K

We are mailing our 2024 Annual Report to stockholders who elected to receive a printed copy of this proxy statement. Additional copies of our Annual Report for the year ended December 31, 2024 are available without charge from our Investor Relations Department.

Our SEC filings, including our 2024 Annual Report, are available online at no charge, at www.comstockresources.com, Investors, SEC Filings, or through the Securities and Exchange Commission's website at www.sec.gov.

Roland O. Burns

Secretary

Frisco, Texas

April 22, 2025

Appendix A

COMSTOCK RESOURCES, INC.
2019 Long-term Incentive Plan
Amended and Restated as of April 7, 2025 (the "Amendment Date")

I.
GENERAL
a.
Purpose. The COMSTOCK RESOURCES, INC. 2019 Long-term Incentive Plan (the "Plan") has been established by COMSTOCK RESOURCES, INC. (the "Company") to:
i.
attract and retain key executive and managerial employees;
ii.
motivate participating employees, by means of appropriate incentive, to achieve long-range goals;
iii.
attract and retain well-qualified individuals to serve as members of the Company's Board of Directors;
iv.
provide incentive compensation opportunities which are competitive with those of other public corporations; and
v.
further align Participants' interests with those of the Company's other stockholders through compensation alternatives based on the Company's common stock; and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term stockholder return.
b.
Effective Date. The Company adopted the Plan, effective as of May 31, 2019 (the "Effective Date"). The Plan is hereby amended and restated as set forth herein, effective as of the Amendment Date set forth above, subject to approval by the stockholders at the Company's 2025 annual meeting.
c.
Definitions. The following definitions are applicable to the Plan.

"Award" means the grant of any Stock Option, share of Restricted Stock, Restricted Stock Unit, Performance Unit or Stock Appreciation Right under the Plan pursuant to the terms, conditions, and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation Committee of the Board.

"Disability" means the inability of a Participant, by reason of a physical or mental impairment, to engage in any substantial gainful activity, of which the Committee shall be the sole judge.

"Fair Market Value" of any Stock means, as of any date, the last sale price for such Stock as reported by the New York Stock Exchange on the date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

"Non-employee Director" means each member of the Board who is not an employee of the Company or a Subsidiary.

"Option Date" means, with respect to any Stock Option, the date on which the Stock Option is awarded under the Plan.

"Participant" means any employee, contract employee, or Non-employee Director of the Company or a Subsidiary who is selected by the Committee to participate in the Plan.

"Performance Unit" has the meaning ascribed to it in Part V.

"Permitted Transferees" means members of the immediate family of the Participant, trusts for the benefit of such immediate family members, and partnerships in which substantially all of the interests are held by the Participant and members of his or her immediate family. An immediate family member shall mean any descendant (children, grandchildren and more remote descendants), including step-children and relationships arising from legal adoption, and any spouse of a Participant or a Participant's descendant.

"Related Company" means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns 50% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote.

"Restricted Period" has the meaning ascribed to it in Part IV.

"Restricted Stock" has the meaning ascribed to it in Part IV.

"Retirement" means (i) Termination of Service in accordance with the retirement procedures set by the Company from time to time; or (ii) a Termination of Service voluntarily with the consent of the Company (of which the Committee shall be the sole judge).

"Stock" means the Company's common stock, $.50 par value per share.

"Stock Appreciation Right" has the meaning ascribed to it in Part VI.

"Stock Option" means the right of a Participant to purchase Stock pursuant to an Incentive Stock Option or Non-Qualified Stock Option awarded pursuant to the provisions of the Plan.

"Subsidiary" means any corporation during any period of which 50% or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company.

"Termination of Service" means the termination of employment of an employee by the Company and all Subsidiaries, the termination of service by a contract employee with the Company and all Subsidiaries, or the termination of service by a Non-employee Director as a member of the board of directors of the Company and all Subsidiaries. A Participant's service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service. Furthermore, a Participant's service with the Company shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company or a Subsidiary; provided, however, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant's service shall be deemed to have terminated unless the Participant's leave of absence is approved by the Committee. The Participant's service shall be deemed to have terminated upon the entity for which the Participant performs service ceasing to be a Subsidiary (or any successor). Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant's service has terminated and the effective date of such termination.

d.
Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee. Subject to the provisions of the Plan, the Committee will have authority to select Participants to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, to determine the number and value of Performance Units awarded and earned, and to cancel or suspend Awards. In making such determinations, the Committee may take into account the nature of services rendered by the Participant, his or her present and potential contribution to the Company's success and such other factors as the Committee deems relevant. The Committee is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's Bylaws or resolutions duly adopted by the Committee. All actions taken and decisions and determinations made by the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan.

e.
Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, the employees, contract employees, and Non-employee Directors of the Company and/or its Subsidiaries who will participate in the Plan. In the discretion of the Committee, a Participant may be awarded Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Units or any combination thereof, and more than one Award may be granted to a Participant. Except as otherwise agreed to by the Company and the Participant, any Award under the Plan shall not affect any previous Award to the Participant under the Plan or any other plan maintained by the Company or its Subsidiaries.
f.
Shares Subject to the Plan. The shares of Stock with respect to which Awards may be made under the Plan shall be either authorized and unissued shares or authorized and issued shares held in the treasury by the Company (including, in the discretion of the Committee, shares purchased in the market). Effective as of the Amendment Date, and subject to equitable adjustment under the provisions of paragraph I.11, the number of shares of Stock available for issuance under the Plan (the “Share Limit”) shall not exceed the sum of (a) 10,000,000 shares and (b) the number of shares of Stock reserved for issuance under the Plan immediately prior to stockholder approval of the amendment of the Plan (i.e. the number of shares subject to Awards that were then outstanding, plus the number of Shares that were then available for new grants under the Plan). If, for any reason, any Award under the Plan otherwise distributable in shares of Stock, or any portion of the Award, shall expire, terminate or be forfeited or canceled, or be settled in cash pursuant to the terms of the Plan, and, therefore, any such shares are no longer distributable under the Award, such shares of Stock shall again be available for award under the Plan. The aggregate number of shares of Stock that may be granted under the Plan as Incentive Stock Options shall not exceed the Share Limit.
g.
Terms of Awards. Awards may be granted generally on the terms and conditions set forth in Parts II through VI. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine and specify in the Award Agreement.
i.
Minimum Vesting Requirements. Awards granted under the Plan shall be subject to the following minimum vesting requirements. If the vesting of an Award is not based on the achievement of one or more performance conditions, such Award will vest over a minimum period of three years after the date of grant. If the vesting of an Award is based on the achievement of one or more performance conditions, such Award will vest over a minimum period of one year after the date of grant. For purposes of this paragraph I.7(a), (i) vesting over a three-year period will include periodic graded vesting over such period; and (ii) notwithstanding those requirements, up to five percent (5%) of the shares reserved for

Awards under the Plan, subject to the provisions of paragraph I.11, may be granted as Awards with vesting terms not conforming to the foregoing minimum vesting requirement. Notwithstanding the foregoing, these minimum vesting requirements may be accelerated or waived in the event of a Participant's death, Disability or Retirement, or in the event of a Change in Control of the Company.
ii.
Maximum Term of Awards. The terms of each Award shall be for such period as may be determined by the Committee, except that the term of any Stock Option or Stock Appreciation Right shall not exceed ten years from the date of grant of the Award.
h.
Compliance With Applicable Laws and Withholding of Taxes. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar authority. Prior to the issuance of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may, at any time, add such conditions and limitations to any election to satisfy tax withholding obligations through the withholding or surrender of shares of Stock as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom. All Awards and payments under the Plan to employees are subject to withholding of all applicable taxes up to the maximum permissible amount, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan.
i.
Transferability. Performance Units, Restricted Stock during the period of restriction, Incentive Stock Options and Stock Appreciation Rights awarded under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Incentive Stock Options may be exercised during the lifetime of the Participant only by the Participant or his guardian or legal representative. If expressly permitted by the terms of the Award Agreement, Non-Qualified Stock Options may be transferred by a Participant to Permitted Transferees, provided that there is not any consideration for the transfer.
j.
Employment and Stockholder Status. The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or a Subsidiary. The Plan does not constitute or serve as evidence of an agreement or understanding, express or implied, that the Company will retain a director for any period of time. Subject to the provisions of paragraph IV.3(a), no award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Stock. If the redistribution of shares is restricted pursuant to paragraph I.8, certificates representing such shares may bear a legend referring to such restrictions.
k.
Adjustments to Number of Shares Subject to the Plan. In the event of any change in the outstanding shares of Stock of the Company by reason of any Stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares of Stock with respect to which Awards may be made under the Plan, the terms and the number of shares of any outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Units, and the purchase price or base price of a Stock Option or Stock Appreciation Right, shall be equitably adjusted by the Committee in its sole discretion.
l.
Change in Control. Notwithstanding any other provision of the Plan and unless otherwise provided in the Award Agreement, in the event of a Qualifying Event following a "Change in Control", all outstanding Stock Options, Stock Appreciation Rights and Restricted Stock will automatically become fully exercisable and/or vested, and Performance Units may be paid out in such manner and amounts as determined by the Committee. For purposes of this section, a "Qualifying Event" shall mean an involuntary termination of the Participant by the Company without "cause" (as defined in the Participant's Award Agreement), a resignation by the Participant for "good reason" (as defined in the Participant's Award Agreement), or the Company or its successor's failure to assume or replace the existing Awards with comparable awards incident to such Change in Control. A "Change in Control" of the Company shall be deemed to have taken place if:
i.
a third person shall cause or bring about (through solicitation of proxies or otherwise) the removal or resignation of a majority of the then existing members of the Board or if a third person causes or brings about (through solicitation of proxies or otherwise) an increase in the size of the Board such that the then existing members of the Board thereafter represent a minority of the total number of persons comprising the entire Board;
ii.
a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of any class of the Company's stock having 20% or more of the total number of votes that may be cast for the election of directors of the Company; or
iii.
the Company shall merge with or consolidate into any other corporation, pursuant to which the Company does not survive or survives only as a subsidiary of another corporation, or the Company disposes of all or substantially all of the assets of the Company, or any combination of the foregoing.

For purposes hereof, a person will be deemed to be the beneficial owner of any voting securities of the Company which it would be considered to beneficially own under Securities and Exchange Commission Rule 13d-3 (or any similar or superseding statute or rule from time to time in effect).

m.
Agreement With Company. At the time of any Awards under the Plan, the Committee will require a Participant to enter into an agreement (the "Award Agreement") with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. Further, any amounts received by a Participant under the Plan are subject to a right of recoupment by the Company under the terms of the Executive Compensation Clawback Policy adopted by the Committee in effect as of the adoption of the Plan and as further amended from time to time hereafter.
n.
Amendment and Termination of Plan.
i.
Subject to the following provisions of this paragraph 14, the Board may at any time and in any way amend, suspend or terminate the Plan. No amendment of the Plan and, except as provided in paragraph I.11, no action by the Board shall, without further approval of the stockholders of the Company, materially increase the total number of shares of Stock with respect to which Awards may be made under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan, if stockholder approval of such amendment is a condition to the availability of the exemption provided by Securities and Exchange Commission Rule 16b-3 or of the Code at the time such amendment is adopted. No amendment, suspension or termination of the Plan shall alter or impair any Award previously made under the Plan without the consent of the holder thereof.
ii.
No Awards may be granted hereunder after the date that is ten (10) years from the Amendment Date.

iii.
Neither the Board nor the Committee may, without further approval of the stockholders of the Company, reduce the exercise price of a Stock Option or the grant value of a Stock Appreciation Right, except in accordance with the adjustments pursuant to paragraph I.11. Neither the Board nor the Committee shall offer a cash buy-out of "underwater" Stock Options or Stock Appreciation Rights or the cancellation of "underwater" Stock Options or Stock Appreciation Rights in exchange for new Awards, and such actions shall be prohibited.
o.
Prohibition on Deferred Compensation. It is the intention of the Company that no Award shall be "deferred compensation" subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Code Section 409A. Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a "nonqualified deferred compensation plan" as defined under Code Section 409A(d)(1) and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto.
II.
INCENTIVE STOCK OPTIONS
a.
Definition. The Award of an Incentive Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part II.
b.
Eligibility. The Committee shall designate the Participants to whom Incentive Stock Options, as described in Code Section 422(b) or any successor section thereto, are to be awarded under the Plan and shall determine the number of option shares to be offered to each of them. Incentive Stock Options shall be awarded only to key employees of the Company, and no Non-employee Director or contract employee shall be eligible to receive an Award of an Incentive Stock Option. In no event shall the aggregate Fair Market Value (determined at the time the option is awarded) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Related Companies) exceed $100,000.
c.
Price. The purchase price of a share of Stock under each Incentive Stock Option shall be determined by the Committee, provided, however, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value of a share of Stock as of the Option Date (or 110% of such Fair Market Value if the holder of the Incentive Stock Option owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Related Company) or (b) the par value of a share of Stock on such date. To the extent provided by the Committee, the full purchase price of each share of Stock purchased upon the exercise of any Incentive Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.
d.
Exercise. No Incentive Stock Option may be exercised by a Participant after the Expiration Date (as defined in paragraph II.5 below) applicable to that option. Each Incentive Stock Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Committee at the Option Date.
e.
Option Expiration Date. The "Expiration Date" with respect to an Incentive Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

i.
the date that is 10 years after the date on which the Incentive Stock Option is awarded;
ii.
the date established by the Committee at the time of the Award;
iii.
the date that is one year after the Participant's employment with the Company and all Related Companies is terminated because of death or permanent and total disability; as defined in Code Section 22(e)(3); or
iv.
the date that is three months after the date the Participant's employment with the Company and all Related Companies is terminated for reasons other than death or permanent and total disability.
III.
NON-QUALIFIED STOCK OPTIONS
a.
Definition. The Award of a Non-Qualified Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part III.
b.
Eligibility. The Committee shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under the Plan and shall determine the number of option shares to be offered to each of them.
c.
Price. The purchase price of a share of Stock under each Non-Qualified Stock Option shall be determined by the Committee; provided, however, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value of a share of Stock as of the Option Date or (b) the par value of a share of such Stock on such date. To the extent provided by the Committee, the full purchase price of each share of Stock purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise. Shares of Stock acquired pursuant to the exercise of a Non-Qualified Stock Option shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the Award Agreement. If the Company shall have a class of its Stock registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, an option holder may also make payment at the time of exercise of a Non-Qualified Stock Option by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company, that upon such broker's sale of shares of Stock with respect to which such option is exercised, it is to deliver promptly to the Company the amount of sale proceeds necessary to satisfy the option exercise price and any required withholding taxes.
d.
Exercise. No Non-Qualified Stock Option may be exercised by a Participant after the Expiration Date applicable to that option. Unless otherwise specified herein, each Non-Qualified Stock Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Committee at the Option Date.
e.
Stock Option Expiration Date. The "Expiration Date" with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:
i.
the date that is 10 years after the date on which the Non-Qualified Stock Option is awarded;
ii.
the date established by the Committee at the time of the Award;
iii.
the date that is three months after the employee Participant's employment with the Company and all Subsidiaries, the contract employee Participant's engagement with the Company and all Subsidiaries, or the Non-employee Director Participant's service as a member of the Board is terminated for reasons other than Retirement, Disability or death; or

iv.
the date that is three years after the date the employee Participant's employment with the Company and all Subsidiaries, the contract employee Participant's engagement with the Company and all Subsidiaries, or the Non-employee Director Participant's service as a member of the Board is terminated by reason of Retirement, Disability or death.
IV.
RESTRICTED STOCK
a.
Definition. Restricted Stock Awards are grants of Stock to Participants, the vesting of which is subject to a required period of employment and any other conditions established by the Committee or by the terms of this Plan.
b.
Eligibility. The Committee shall designate the Participants to whom Restricted Stock is to be awarded and the number of shares of Stock that are subject to the Award.
c.
Terms and Conditions of Awards. All shares of Restricted Stock awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Award Agreement.
i.
Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of ten years or such shorter period as the Committee may determine, but no less than one year, after the time of the award of such Stock (the "Restricted Period"). Such restrictions shall lapse as to the Restricted Stock in accordance with the time(s) and number(s) of shares as to which the Restricted Period expires, as set forth in the Award Agreement with the Participant. Except for such restrictions, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and the right to receive dividends.
ii.
A Participant whose employment or service with the Company and all Subsidiaries terminates prior to the end of the Restricted Period other than by reason of death, Disability or Retirement shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock Award which have not then vested in accordance with the Award Agreement. Notwithstanding the foregoing and the provisions of paragraph I.7(a) hereof, the Committee may in its discretion accelerate the vesting of shares of Restricted Stock in the event of a Participant's death, Disability or Retirement.
iii.
Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the COMSTOCK RESOURCES, INC. 2019 Long-term Incentive Plan and an agreement entered into between the registered owner and COMSTOCK RESOURCES, INC. A copy of such plan and agreement is on file in the office of the Secretary of COMSTOCK RESOURCES, INC., 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034 or, if the Company changes its principal office, at the address of such new principal office."

iv.
As the Restricted Period for Restricted Stock expires and such restrictions lapse, such Restricted Stock shall be held by a Participant (or his or her legal representative, beneficiary or heir) free of all restrictions imposed by the Plan and the Award Agreement. Such shares shall nevertheless continue to be subject to any restriction imposed under applicable securities laws.

V.
PERFORMANCE UNITS
a.
Definition. "Performance Units" are Awards to Participants who may receive value for the units at the end of a performance period. The number of units earned, and value received for them, will be contingent on the degree to which the performance measures established at the time of the initial Award are met. Performance Units may be granted that vest based solely on the Participant's continued service with the Company or a Subsidiary.
b.
Eligibility. The Committee shall designate the Participants to whom Performance Units are to be awarded, and the number of units to be the subject of such Awards.
c.
Terms and Conditions of Awards. For each Participant, the Committee will determine the timing of Awards; the number of Performance Units awarded; the value of Performance Units, which may be stated either in cash or in shares of Stock; the performance measures used for determining whether the Performance Units are earned; the performance period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the performance period, any revision to the performance measures or performance period should be made to reflect significant events or changes that occur during the performance period; and the number of earned Performance Units that will be paid in cash and/or shares of Stock. The Participant will have the right to receive dividend equivalents on Performance Units that are paid in shares of Stock during the performance period and prior to the receipt of vested shares of Stock.
d.
Payment. The Committee will compare the actual performance to the performance measures established for the performance period and determine the number of Performance Units to be paid and their value. Payment for Performance Units earned shall be wholly in cash, wholly in Stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Committee shall determine. The Committee will determine the number of earned units to be paid in cash and the number to be paid in Stock. For Performance Units awarded in shares of Stock, one share of Stock will be paid for each unit earned. For Performance Units awarded in cash, cash will be paid for each unit earned equal to (a) its initial cash value, (b) the Fair Market Value of a share of Stock at the end of the performance period or (c) the Fair Market Value of a share of Stock averaged for a number of days determined by the Committee.
e.
Death, Disability or Retirement. A Participant whose employment with the Company and all Subsidiaries, or service as a member of the Board, terminates during a performance period because of death, Disability or Retirement shall be entitled to the full value of earned Performance Units issued with respect to that performance period, at the conclusion of the performance period. If a Participant's employment or service with the Company and all Subsidiaries terminates during a performance period for any reason other than death, Disability or Retirement, the Performance Units issued with respect to that performance period will be forfeited on the date such Participant's employment or service terminates.
VI.
STOCK APPRECIATION RIGHTS
a.
Definition. A Stock Appreciation Right is an Award that entitles the Participant to receive an amount equal to the difference between the Fair Market Value of the shares of Stock at the time of exercise of the Stock Appreciation Right and the Fair Market Value of the shares of Stock on the date of grant of the Stock Appreciation Right, subject to the following provisions of this Part VI. Upon the grant of Stock Appreciation Rights that are to be settled in shares of Stock, the number of Stock Appreciation Rights awarded (and not the "net" number of shares of Stock issued upon exercise of the Stock Appreciation Rights) shall be considered awarded from the pool of authorized shares of Stock available under the Plan.

b.
Exercise. A Stock Appreciation Right may be exercised under the applicable terms and conditions of the Award Agreement. A Stock Appreciation Right shall entitle the Participant to receive, upon the exercise of the Stock Appreciation Right, either cash or shares of Stock (valued at their Fair Market Value at the time of exercise), as specified in the Award Agreement, in an amount equal in value to the excess of the Fair Market Value of the shares of Stock subject to the Stock Appreciation Right as of the date of such exercise over the Fair Market Value of the shares of Stock as of the date of grant of the Stock Appreciation Right.
c.
Expiration Date. The "Expiration Date" with respect to a Stock Appreciation Right shall be determined by the Committee, but shall not be more than 10 years after the date on which the Stock Appreciation Right is awarded. If the Stock Appreciation Right is not exercised before the end of the day on which the Stock Appreciation Right ceases to be exercisable, such Stock Appreciation Right shall be deemed exercised as of such date and payment shall be made to the holder in cash or shares of Stock (valued at their Fair Market Value at the time of exercise), as specified in the Award Agreement.
VII.
GENERAL PROVISIONS
a.
Effect on other agreements. This Plan and any Award Agreement issued hereunder constitute the entire agreement between the Company and the Participant and supersede and extinguish all previous drafts, agreements, arrangements and understandings between them, whether written or oral, relating to this subject matter.
b.
 No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.
c.
No Right to Employment or Retention. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or a Subsidiary or under any other service contract with the Company or a Subsidiary, or to remain on the Board. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate any contractual agreement or relationship with any Participant, free from any liability or any claim under the Plan, with or without cause, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Subsidiary and the affected Participant. If a Participant's employer ceases to be a Subsidiary, such Participant shall be deemed to have terminated employment for purposes of the Plan, unless specifically provided otherwise in the Award Agreement.
d.
Forfeiture/right to offset compensation. The Company will have the right to offset against its obligation to deliver shares of  Stock (or other property) under the Plan or any Award Agreement any outstanding amounts that the Participant then owes to the Company; provided, however, that no such offset shall be permitted if it would constitute an "acceleration" of a payment hereunder within the meaning of Code Section 409A. This right of offset shall not be an exclusive remedy and the Company's election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.
e.
Severability. The various provisions of this Plan are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.
f.
Requirements of Law. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.
g.
Unfunded Plan. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.
h.
No Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
i.
Nonexclusivity of the Plan. The Awards granted hereunder are not intended to exclude or limit the Participants participation in other benefits available to employees of the Company generally, or to preclude or limit other compensation or benefits as may be authorized by the Company at any time, or to limit or reduce any compensation or benefits to which a Participant would be entitled but for this Plan.
j.
Governing Law. This Plan shall be construed and enforced in accordance with and governed by the laws of the State of Texas.
k.
 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or a Subsidiary and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or a Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or a Subsidiary.
l.
Deferred Compensation. This Plan will be interpreted and applied so that the Awards granted hereunder are treated as "short term deferrals," which are exempt from the requirements of Code Section 409A and the regulations thereunder.
m.
Headings. Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
n.
Successors. This Plan shall be binding upon and inure to the benefit of the heirs and permitted successors and assigns of the respective parties.

styleIPC Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Your control number Internet: Comstock Resources, Inc. Annual Meeting of Stockholders www.proxypush.com/CRK • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote For Stockholders of record as of April 7, 2025 Phone: 1-866-858-9529 Tuesday, June 3, 2025 10:00 AM, Local Time • Use any touch-tone telephone 5300 Town and Country Blvd., 3rd Floor, in Frisco, Texas. • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 10:00 AM, Local Time, June 3, 2025. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Comstock Resources, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Comstock Resources, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect five director nominees to our Board of Directors; FOR WITHHOLD 1.01 M. Jay Allison FOR #P2# #P2# 1.02 Roland O. Burns FOR #P3# #P3# 1.03 Elizabeth B. Davis FOR #P4# #P4# 1.04 Morris E. Foster FOR #P5# #P5# 1.05 Jim L. Turner FOR #P6# #P6# FOR AGAINST ABSTAIN 2. To approve an amendment to the 2019 Long-term Incentive Plan; and FOR #P7# #P7# #P7# 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accountants FOR #P8# #P8# #P8# for 2025. Check here if you would like to attend the meeting in person. You must register to attend the meeting online and/or participate at www.proxydocs.com/CRK Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)